Exhibit 99.2

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE NORTHERN DISTRICT OF TEXAS

DALLAS DIVISION

In re: ADPT DFW HOLDINGS LLC, et al.,(1) Debtors.	§ § § § § § §	Chapter 11 Case No. 17-31432-sgj11 Joint Administration Requested

DEBTORS’ JOINT PLAN OF REORGANIZATION
UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

Louis R. Strubeck, Jr. (SBT 19425600)

John N. Schwartz (SBT 00797397)

Liz Boydston (SBT 24053684)

Norton Rose Fulbright US LLP

2200 Ross Avenue, Suite 3600

Dallas, Texas 75201-7932

Telephone: (214) 855-8000

Facsimile:  (214) 855-8200

E-mails: louis.strubeck@nortonrosefulbright.com

john.schwartz@nortonrosefulbright.com

liz.boydston@nortonrosefulbright.com

Bankruptcy Counsel to the Debtors and Debtors in Possession

Thomas R. Califano (pro hac vice pending)
New York State Bar No. 2286144
thomas.califano@dlapiper.com
DLA Piper LLP (US)
1251 Avenue of the Americas
New York, New York  10020-1104
Telephone:  (212) 335-4500
Facsimile:  (212) 884-8690

E-mail:  thomas.califano@dlapiper.com

Special Counsel to the Debtors and Debtors in Possession

Dated:  April 19, 2017

(1)  A list of the Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, is attached hereto as Exhibit A.  The location of the Debtors’ headquarters and the Debtors’ service address is: 2941 Lake Vista Drive, Lewisville, Texas 75067.

Table of Contents

ARTICLE I.	DEFINITIONS AND INTERPRETATION	2

1.1	Definitions	2

1.2	Interpretation; Application of Definitions; Rules of Construction	12

1.3	Reference to Monetary Figures	12

1.4	Controlling Document	12

ARTICLE II.	ADMINISTRATIVE EXPENSE CLAIMS, FEE CLAIMS, DIP FACILITY CLAIMS, AND PRIORITY TAX CLAIMS	13

2.1	Treatment of Administrative Expense Claims	13

2.2	Treatment of Fee Claims	13

2.3	Treatment of DIP Facility Claims	14

2.4	Treatment of Priority Tax Claims	14

ARTICLE III.	CLASSIFICATION OF CLAIMS AND INTERESTS	14

3.1	Classification in General	14

3.2	Formation of Debtor Groups for Convenience Only	14

3.3	Summary of Classification of Claims and Interests	14

3.4	Elimination of Vacant Classes	15

3.5	Voting; Presumptions; Solicitation	15

3.6	Cramdown	16

3.7	No Waiver	16

ARTICLE IV.	TREATMENT OF CLAIMS AND INTERESTS	16

4.1	Class 1: Priority Non-Tax Claims	16

4.2	Class 2: Other Secured Claims	16

4.3	Class 3: Deerfield Secured Claims	17

4.4	Class 4: Lease Rejection Claims	17

4.5	Class 5: Medical Malpractice Claims	17

i

4.6	Class 6: General Unsecured Claims	17

4.7	Class 7: Subordinated Claims	18

4.8	Class 8: Existing Equity Interests	18

4.9	Debtors’ Rights in Respect of Unimpaired Claims	18

4.10	Treatment of Vacant Classes	18

4.11	Intercompany Claims	18

ARTICLE V.	MEANS FOR IMPLEMENTATION	19

5.1	Continued Corporate Existence	19

5.2	Establishment and Funding of Litigation Trust	19

5.3	Assumption of Executory Contracts and Unexpired Leases	19

5.4	Tax Receivable Agreement	20

5.5	Plan Funding	20

5.6	Cancellation of Existing Securities and Agreements	20

5.7	Cancellation of Certain Existing Security Interests	20

5.8	Officers and Boards of Directors	20

5.9	Post-Petition Capitalization	21

5.10	Authorization, Issuance, and Delivery of New Equity Interests	21

5.11	Corporate Reorganization	21

5.12	Restructuring Transactions	21

5.13	Separability	21

ARTICLE VI.	LITIGATION TRUST	21

6.1	Litigation Trust Agreement	21

6.2	Tax Treatment	22

6.3	Litigation Trust Assets	23

6.4	Litigation Trust Causes of Action	23

6.5	Lease Rejection Claims, Medical Malpractice Claims and General Unsecured Claims Resolution	24

6.6	Transition Services	24

6.7	Indemnification and Exculpation	24

6.8	Preservation of Privilege and Defenses	25

6.9	No Bonding of Litigation Trust Claims	25

ARTICLE VII.	DISTRIBUTIONS	25

7.1	Distributions Generally	25

7.2	Date of Distributions	25

7.3	Distribution Record Date	25

7.4	Disbursing Agent	26

7.5	Delivery of Distributions	26

7.6	Unclaimed Property	26

7.7	Satisfaction of Claims	26

7.8	Manner of Payment under Plan	26

7.9	Fractional Shares and De Minimis Cash Distributions	27

7.10	No Distribution in Excess of Amount of Allowed Claim	27

7.11	Allocation of Distributions between Principal and Interest	27

7.12	Exemption from Securities Laws	27

7.13	Setoffs and Recoupments	27

7.14	Rights and Powers of Disbursing Agent	28

7.15	Withholding and Reporting Requirements	28

ARTICLE VIII.	PROCEDURES FOR RESOLVING CLAIMS	29

8.1	Disputed Claims Process	29

8.2	Estimation of Claims	29

8.3	Claim Resolution Procedures Cumulative	29

8.4	No Distributions Pending Allowance	30

8.5	Distributions after Allowance	30

ARTICLE IX.	EXECUTORY CONTRACTS AND UNEXPIRED LEASES	30

9.1	General Treatment	30

9.2	Determination of Cure Disputes and Deemed Consent	30

9.3	Rejection Damages Claims	31

9.4	Insurance Policies	31

9.5	Reservation of Rights	31

ARTICLE X.	CONDITIONS PRECEDENT TO THE OCCURRENCE OF THE EFFECTIVE DATE	32

10.1	Conditions Precedent to the Effective Date	32

10.2	Waiver of Conditions Precedent	32

10.3	Effect of Failure of a Condition	33

ARTICLE XI.	EFFECT OF CONFIRMATION	33

11.1	Binding Effect	33

11.2	Vesting of Assets	33

11.3	Discharge of Claims against and Interests in the Debtors	33

11.4	Pre-Confirmation Injunctions and Stays	34

11.5	Injunction against Interference with Plan	34

11.6	Plan Injunction	34

11.7	Releases	35

11.8	Exculpation	36

11.9	Injunction Related to Releases and Exculpation	37

11.10	Subordinated Claims	37

11.11	Retention of Causes of Action and Reservation of Rights	37

11.12	Ipso Facto and Similar Provisions Ineffective	37

11.13	Claims Against Directors and Officers	38

ARTICLE XII.	RETENTION OF JURISDICTION	38

12.1	Retention of Jurisdiction	38

ARTICLE XIII.	MISCELLANEOUS PROVISIONS	40

13.1	Exemption from Certain Transfer Taxes	40

13.2	Dates of Actions to Implement This Plan	40

13.3	Amendments	40

13.4	Revocation or Withdrawal of Plan	41

13.5	Severability	41

13.6	Governing Law	41

13.7	Immediate Binding Effect	41

13.8	Successors and Assigns	42

13.9	Entire Agreement	42

13.10	Computing Time	42

13.11	Exhibits to Plan	42

13.12	Notices	42

13.13	Reservation of Rights	43

v

Each of Adeptus Health Colorado Holdings LLC, Adeptus Health Inc., Adeptus Health LLC, Adeptus Health Management LLC, Adeptus Health Phoenix Holdings LLC, Adeptus Health Ventures LLC, ADPT Columbus Holdings LLC, ADPT DFW Holdings LLC, ADPT Houston Holdings LLC, ADPT New Orleans Holdings LLC, ADPT New Orleans Management LLC, ADPT-AZ MPT Holdings LLC, ADPT-AZ RE Holdings LLC, ADPT-CO MPT Holdings LLC, ADPT-CO RE Holdings LLC, ADPT-Columbus MPT Holdings LLC, ADPT-Columbus RE Holdings LLC, ADPT-DFW MPT Holdings LLC, ADPT-DFW RE Holdings LLC, ADPT-Houston MPT Holdings LLC, ADPT-Houston RE Holdings LLC, ADPT-LA MPT Holdings LLC, ADPT-LA RE Holdings LLC, AJNH Medical Center LLC, Alamo Heights SA Medical Center LLC, Algiers Medical Center LLC, Alvin Medical Center LLC, Anthem Medical Center LLC, Antoine Medical Center LLC, Arizona General ER LLC, Atascocita 1960 Medical Center LLC, Austin Brodie Medical Center LLC, Baytown Medical Center LLC, Bella Terra Medical Center LLC, Bender’s Landing Medical Center LLC, Blacklick Woods Medical Center LLC, Briar Forest-Eldridge Medical Center LLC, Broad Wagoner Medical Center LLC, Brushy Creek Medical Center LLC, Camelback 83rd Medical Center LLC, Cedar Park Lakeline Medical Center LLC, Centennial Medical Center LLC, Center Street DP Medical Center LLC, Chandler Germann Medical Center LLC, Chandler Heights Medical Center LLC, Cinco Ranch Medical Center LLC, Colonial Lakes Medical Center LLC, Colorado General Hospital LLC, Conroe Medical Center LLC, Converse Medical Center LLC, Copperwood Medical Center LLC, Creekside Forest Medical Center LLC, Culebra-Tezel Medical Center LLC, Zavala Medical Center LLC, Dublin Medical Center LLC, Eagles Nest Medical Center LLC, East Mesa Medical Center LLC, East Pflugerville Medical Center LLC, East Riverside Medical Center LLC, ECC Management, LLC, FCER Management, LLC, First Choice ER, LLC, First Texas Hospital Cy-Fair LLC, Four Points Medical Center LLC, Friendswood Medical Center LLC, FTH Houston Partners LLC, Garland Centerville Medical Center LLC, Gilbert Medical Center LLC, Gleannloch Farms Medical Center LLC, Glendale Medical Center LLC, Goodyear Medical Center LLC, Greenville Stacy Medical Center LLC, Guadalupe River Medical Center LLC, Hampden Tower Medical Center LLC, Helotes Medical Center LLC, Hilliard Medical Center LLC, Houston 9520 Jones Medical Center LLC, Houston FM 1960 Medical Center LLC, Katy ER Center LLC, Keller Medical Center LLC, Kingwood Medical Center LLC, Kuykendahl Medical Center LLC, La Porte Medical Center LLC, Lakewood Forest Medical Center LLC, League City Medical Center LLC, Legacy Trails Medical Center LLC, Lewis Center Medical Center LLC, Litchfield Park Medical Center LLC, Louetta Medical Center LLC, Marrero Medical Center LLC, Meadowbrook Heights Medical Center LLC, Medical Center of Crosby Lynchburg LLC, Medical Center of Spring Rayford Richards LLC, Mesa Tierra Medical Center LLC, Midlothian Medical Center LLC, Mountain Park Ranch Medical Center LLC, National Medical Professionals of Arizona LLC, National Medical Professionals of Ohio LLC, New Orleans East Medical Center LLC, Northwest Harris County Medical Center LLC, Ohio General ER LLC, Ohio General Hospital LLC, Opfree Licensing LP, OpFree RE Investments, Ltd., OpFree, LLC, Pearland 518 Medical Center LLC, Pearland Parkway Medical Center LLC, Pearland Sunrise Medical Center LLC, Pflugerville Medical Center LLC, Potranco Medical Center LLC, Provinces Medical Center LLC, Queen Creek Medical Center LLC, Rosenberg Medical Center LLC, Roy Richard Medical Center LLC, San Antonio Nacogdoches Medical Center LLC, San Tan Valley Medical Center LLC, Seguin Foster Medical Center LLC, Sienna Plantation Medical Center LLC, South Bend Medical Center LLC, South Carrier Medical Center LLC, South Green Oaks Medical Center LLC, Spanish Oaks

Medical Center LLC, Spring 2920 Medical Center LLC, Spring Green Medical Center LLC, SSH Medical Center LLC, Sterling Ridge Medical Center II LLC, Sterling Ridge Medical Center LLC, Summerwood Medical Center LLC, Surprise Medical Center LLC, SW Chandler Medical Center LLC, Sycamore School Medical Center LLC, Tempe McClintock Baseline Medical Center LLC, Tempe Rural-Baseline Medical Center LLC, Texas Regional Hospital LLC, Victory Lakes Medical Center LLC, Wadsworth-Belleview Medical Center LLC, Waterside Medical Center LLC, White Settlement Medical Center LLC, Wilderness-Hardy Oak Medical Center LLC, and William Cannon Medical Center LLC, (each, a “Debtor” and collectively, the “Debtors”) proposes the following joint chapter 11 plan of reorganization pursuant to section 1121(a) of the Bankruptcy Code.  Capitalized terms used herein shall have the meanings set forth in section 1.1 below.

ARTICLE I.                                                                          DEFINITIONS AND INTERPRETATION.

1.1        Definitions.

The following terms shall have the respective meanings specified below:

Administrative Expense Claim means any Claim for costs and expenses of administration of the Chapter 11 Cases pursuant to sections 327, 328, 330, 365, 503(b), 507(a)(2), or 507(b) of the Bankruptcy Code (other than DIP Facility Claims), including (a) the actual and necessary costs and expenses incurred after the Petition Date and through the Effective Date of preserving the Estates and operating the businesses of the Debtors; (b) Fee Claims; and (c) all fees and charges assessed against the Estates pursuant to sections 1911 through 1930 of chapter 123 of title 28 of the United States Code.

Allowed means, with respect to any Claim or Interest (i) as to which the Debtors and the holder of the Claim agree to the amount of the Claim or a court of competent jurisdiction has determined the amount of the Claim by Final Order; (ii) any Claim or Interest that is compromised, settled, or otherwise resolved pursuant to the authority of the Debtors or Reorganized Debtors, as applicable, in a Final Order of the Bankruptcy Court; (iii) any Claim that is listed in the Schedules, if any are filed, as liquidated, non-contingent and undisputed; or (iv) any Claim or Interest expressly allowed hereunder; provided that, the Reorganized Debtors shall retain all claims and defenses with respect to Allowed Claims that are reinstated or otherwise Unimpaired pursuant to this Plan.

Amended Operating Agreements means, with respect to each Reorganized Debtor that will modify or amend its Operating Agreement as part of the Restructuring Transactions, such Reorganized Debtor’s Operating Agreement, an example of which will be contained in the Plan Supplement.

Asset means all of the right, title, and interest of a Debtor in and to property of whatever type or nature (including, without limitation, real, personal, mixed, intellectual, tangible, and intangible property).

Bankruptcy Code means title 11 of the United States Code, as amended from time to time, as applicable to these Chapter 11 Cases.

Bankruptcy Court means the United States Bankruptcy Court for the Northern District of Texas having jurisdiction over the Chapter 11 Cases and, to the extent of any reference made under section 157 of title 28 of the United States Code or the Bankruptcy Court is determined not to have authority to enter a Final Order on an issue, the unit of such District Court having jurisdiction over the Chapter 11 Cases under section 151 of title 28 of the United States Code.

Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code, as amended from time to time, applicable to the Chapter 11 Cases, and any local rules of the Bankruptcy Court.

Business Day means any day other than a Saturday, a Sunday or any other day on which banking institutions in New York, New York are authorized or required by law or executive order to close.

Cash means legal tender of the United States of America.

Cause of Action means any action, claim, cross-claim, third-party claim, cause of action, controversy, demand, right, Lien, indemnity, contribution, guaranty, suit, obligation, liability, debt, damage, judgment, account, defense, remedy, offset, power, privilege, license and franchise of any kind or character whatsoever, known, unknown, contingent or non-contingent, matured or unmatured, suspected or unsuspected, liquidated or unliquidated, disputed or undisputed, foreseen or unforeseen, direct or indirect, choate or inchoate, secured or unsecured, assertable directly or derivatively (including, without limitation, under alter ego theories), whether arising before, on, or after the Petition Date, in contract or in tort, in law or in equity or pursuant to any other theory of law.  For the avoidance of doubt, Cause of Action includes:  (a) any right of setoff, counterclaim or recoupment and any claim for breach of contract or for breach of duties imposed by law or in equity; (b) the right to object to Claims or Interests; (c) any claim pursuant to sections 362 or chapter 5 of the Bankruptcy Code; (d) any claim or defense including fraud, mistake, duress and usury and any other defenses set forth in section 558 of the Bankruptcy Code; and (e) any claims under any state or foreign law, including, without limitation, any fraudulent transfer or similar claims.

Chapter 11 Case means, with respect to a Debtor, such Debtor’s case under chapter 11 of the Bankruptcy Code commenced on the Petition Date in the Bankruptcy Court, jointly administered with all other Debtors’ cases under chapter 11 of the Bankruptcy Code, and styled In re ADPT DFW Holdings LLC, et al., Case No. 17-31432-sgj11.

Claim means a “claim,” as defined in section 101(5) of the Bankruptcy Code, against any Debtor.

Class means any group of Claims or Interests classified under this Plan pursuant to section 1122(a) of the Bankruptcy Code.

Collateral means any Asset of an Estate that is subject to a Lien securing the payment or performance of a Claim, which Lien is not invalid and has not been avoided under the Bankruptcy Code or applicable nonbankruptcy law.

Confirmation Date means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order.

Confirmation Hearing means the hearing to be held by the Bankruptcy Court regarding confirmation of this Plan, as such hearing may be adjourned or continued from time to time.

Confirmation Order means the order of the Bankruptcy Court confirming this Plan pursuant to section 1129 of the Bankruptcy Code.

Contingent means, when used in reference to a Claim, any Claim, the liability for which attaches or is dependent upon the occurrence or happening of, or is triggered by, an event that has not yet occurred as of the date on which such Claim is sought to be estimated or on which an objection to such Claim is filed, whether or not such event is within the actual or presumed contemplation of the holder of such Claim and whether or not a relationship between the holder of such Claim and the applicable Debtor now or hereafter exists or previously existed.

Creditors’ Committee means any official committee of unsecured creditors appointed by the Bankruptcy Court in the Chapter 11 Cases.

Cure Amount means the payment of Cash or the distribution of other property (as the parties may agree or the Bankruptcy Court may order) as necessary to (a) cure a monetary default by the Debtors in accordance with the terms of an executory contract or unexpired lease of the Debtors and (b) permit the Debtors to assume such executory contract or unexpired lease under section 365(a) of the Bankruptcy Code.

Debtor has the meaning set forth in the introductory paragraph of this Plan.

Debtor in Possession means, with respect to a Debtor, that Debtor in its capacity as a debtor in possession pursuant to sections 1101, 1107(a), and 1108 of the Bankruptcy Code.

Deerfield-MPT Agreement means that certain agreement, dated April 3, 2017, by and between MPT and the Deerfield Agent.

Deerfield Agent means Deerfield Management Company, L.P., the agent under the Prepetition Credit Agreement.

Deerfield Deficiency Claims means the portion of the Deerfield Loan Claims that are unsecured pursuant to section 506(a) of the Bankruptcy Code, which shall be Allowed for all purposes under this Plan in the amount of the Deerfield Loan Claims less the Deerfield Secured Claims.

Deerfield Lenders means Deerfield Private Design Fund IV, L.P., Deerfield Partners, L.P., and Deerfield International Master Fund, L.P, the lenders under the Prepetition Credit Agreement, and any of their affiliated successors and affiliated assigns.

Deerfield Loan Claims means any and all Claims held by the Deerfield Parties against the Debtors arising under or related to the Prepetition Credit Agreement, including any Deerfield Secured Claim and Deerfield Deficiency Claim.

Deerfield Parties means the Deerfield Agent and the Deerfield Lenders.

Deerfield Secured Claims means the portion of the Deerfield Loan Claims that are Secured Claims, which shall be Allowed for all purposes under this Plan in an amount that is no more than $100.0 million.

Deerfield Severed Properties shall mean those certain facilities described in the Deerfield-MPT Agreement for which MPT agreed to sever or release from the MPT Leases.

Deerfield Trust Repayment Distributions means the repayment of the Litigation Trust Initial Funding from the proceeds of the Litigation Trust in accordance with this Plan and the Litigation Trust Agreement.  The Deerfield Trust Repayment Distributions shall be made from proceeds of the Litigation Trust after fees and expenses of the Litigation Trust are paid in accordance with this Plan and the Litigation Trust Agreement.

Designated Debtors means Adeptus Health LLC, in which the Deerfield Parties shall receive the New Equity Interests.

DIP Facility means the senior secured superpriority financing facility approved in the DIP Facility Order.

DIP Facility Agent means Deerfield Agent, solely in its capacity as administrative agent under the DIP Facility Loan Agreement, its successors, assigns, or any replacement agent appointed pursuant to the terms of the DIP Facility Loan Agreement.

DIP Facility Claim means a Claim held by the DIP Facility Lenders or the DIP Facility Agent arising under or relating to the DIP Facility Loan Agreement or the DIP Facility Order, including any and all fees, interests, and accrued but unpaid interest and fees arising under the DIP Facility Loan Agreement.

DIP Facility Lenders means the lenders party to the DIP Facility Loan Agreement.

DIP Facility Loan Agreement means the Superpriority Secured Debtor-in-Possession Credit Agreement, dated as of April 19, 2017, by and among Adeptus Health, Inc., as Borrower, First Choice ER, LLC, Adeptus Health LLC, and certain subsidiaries of Borrower, as guarantors, the DIP Facility Agent, and the DIP Facility Lenders, with any amendments, modifications or supplements thereto as permitted by the DIP Facility Order.

DIP Facility Order means (i) the Interim Order (I) Authorizing Debtors (A) to Obtain Postpetition Financing Pursuant to 11 U.S.C. §§ 105, 361, 362, 363(b), 364(c)(1), 364(c)(2), 364(c)(3), 364(d)(1) and 364(e) and (b) to Utilize Cash Collateral Pursuant to 11 U.S.C. § 363, (II) Granting Adequate Protection to Prepetition Secured Parties Pursuant to 11 U.S.C. §§ 361, 362, 363, 364 and 507(b) and (III) Scheduling Final Hearing Pursuant to

Bankruptcy Rules 4001(a) and (c) and (ii) a Final Order entered by the Bankruptcy Court authorizing the Debtors to enter into the DIP Facility Loan Agreement and access the DIP Facility.

Disbursing Agent means any Person in his/her capacity as a disbursing agent under section 7.4 hereof, including any Debtor or Reorganized Debtor, as applicable, that acts in such a capacity.

Disclosure Statement means the Disclosure Statement for this Plan, as supplemented from time to time, which is prepared and will be distributed in accordance with sections 1125, 1126(b), or 1145 of the Bankruptcy Code, Bankruptcy Rules 3016 and 3018, or other applicable law.

Disputed means, with respect to a Claim, (a) any Claim, which Claim is disputed under section 8.1 of this Plan or as to which the Debtors have interposed and not withdrawn an objection or request for estimation that has not been determined by a Final Order; (b) any Claim, proof of which was required to be filed by order of the Bankruptcy Court but as to which a proof of claim was not timely or properly filed; (c) any Claim that is listed in the Schedules, if any are filed, as unliquidated, contingent or disputed, and as to which no request for payment or proof of claim has been filed; or (d) any Claim that is otherwise disputed by any of the Debtors or Reorganized Debtors in accordance with applicable law or contract, which dispute has not been withdrawn, resolved or overruled by a Final Order.  To the extent the Debtors dispute only the amount of a Claim, such Claim shall be deemed Allowed in the amount the Debtors do not dispute, if any, and Disputed as to the balance of such Claim.

Distribution Record Date means, except as otherwise provided in the Plan, the Effective Date.

Effective Date means the date which is the first Business Day on which (a) all conditions to the effectiveness of this Plan set forth in section 10.1 hereof have been satisfied or waived in accordance with the terms of this Plan and (b) no stay of the Confirmation Order is in effect.

Estate means the estate of a Debtor created under section 541 of the Bankruptcy Code.

Exculpated Parties means, collectively, and in each case in their capacities as such during the Chapter 11 Cases:  the Debtors and their subsidiaries, affiliates, current officers and directors, principals, shareholders, members, partners, managers, employees, agents, advisory board members, financial advisors, attorneys, investment bankers, consultants, representatives, and all other retained estate professionals.

Existing Equity Interests means all common stock, preferred stock and membership interests, as applicable, of the Debtors issued and outstanding as of the Effective Date, whether or not transferable or fully vested.

Fee Claim means a Claim for professional services rendered or costs incurred on or after the Petition Date through the Effective Date by Professional Persons.

Fee Escrow Account means an interest-bearing account in an amount equal to the total estimated amount of unpaid Fee Claims, and funded by the Debtors on the Effective Date.

Final Order means an order, ruling, or judgment of the Bankruptcy Court (or other court of competent jurisdiction) that:  (a) is in full force and effect; (b) is not stayed; and (c) is no longer subject to review, reversal, vacatur, modification, or amendment, whether by appeal or by writ of certiorari; provided, that the possibility that a motion under Rules 50 or 60 of the Federal Rules of Civil Procedure or any analogous Bankruptcy Rule (or any analogous rules applicable in such other court of competent jurisdiction) may be filed relating to such order, ruling, or judgment shall not cause such order, ruling, or judgment not to be a Final Order.

General Unsecured Claim means any Claim, other than an Administrative Expense Claim, Fee Claim, Priority Tax Claim, Priority Non-Tax Claim, Other Secured Claim, Deerfield Secured Claim, Lease Rejection Claim, Medical Malpractice Claim, or Subordinated Claim, that is not entitled to priority under the Bankruptcy Code or any Final Order of the Bankruptcy Court, but which shall include, among others, the Deerfield Deficiency Claim.

Impaired means, with respect to a Claim, Interest, or a Class of Claims or Interests, “impaired” within the meaning of such term in section 1124 of the Bankruptcy Code.

Intercompany Claim means a Claim or a Cause of Action by a Debtor against another Debtor or any direct or indirect subsidiary or affiliate of the Debtors; provided, for the avoidance of doubt, shall not mean a Claim or Cause of Action by any Debtor against any former officer or director of any Debtor.

Interest means any equity security (as defined in section 101(16) of the Bankruptcy Code) of a Debtor, including all shares, common stock, preferred stock, or other instrument evidencing any fixed or contingent ownership interest in any Debtor, including any option, warrant, or other right, contractual or otherwise, to acquire any such interest in a Debtor, whether or not transferable and whether fully vested or vesting in the future, that existed immediately before the Effective Date.

Lease Rejection Claim means a claim arising from the Debtors’ rejection of a real property lease that is unexpired as of the Petition Date.

Lien has the meaning set forth in section 101(37) of the Bankruptcy Code.

Litigation Trust means the Litigation Trust established pursuant to this Plan and the Litigation Trust Agreement.

Litigation Trust Agreement means the Litigation Trust Agreement, as may be amended, supplemented, restated, or otherwise modified from time to time pursuant to the terms thereof, by and between the Debtors and the Litigation Trust Trustee, the then-current form of which shall be included in the Plan Supplement.

Litigation Trust Assets means the Litigation Trust Initial Funding, subject to deduction thereof from time to time in accordance with this Plan, and the Litigation Trust Causes of Action that have not already been settled as of the Effective Date.  Except as otherwise prescribed by this Plan or the Litigation Trust Agreement, the Litigation Trust Assets shall be transferred to the Litigation Trust by the Debtors or by any other Person then in possession of Litigation Trust Assets, as applicable, on the Effective Date.

Litigation Trust Beneficiaries means holders of Allowed Lease Rejection Claims, Allowed Medical Malpractice Claims and Allowed General Unsecured Claims, as holders of the Litigation Trust Interests.

Litigation Trust Causes of Action means all Causes of Action of the Debtors against third parties and the proceeds thereof, in any case to the extent such Causes of Action are not released pursuant to this Plan, settled pursuant to this Plan or released or settled pursuant to an order of the Bankruptcy Court.

Litigation Trust Initial Funding means the $750,000 loan contributed by the Deerfield Parties to the Litigation Trust on the Effective Date pursuant to this Plan and the Litigation Trust Agreement.  The Litigation Trust Initial Funding shall be repaid to the Deerfield Parties from proceeds of the Litigation Trust and shall bear interest at the rate of 10 percent (10%) per annum.

Litigation Trust Interests  means the beneficial interests in the Litigation Trust.

Litigation Trust Oversight Board means the oversight board created by the Deerfield Parties to oversee the Litigation Trust, the members of which shall be set forth in the Plan Supplement.  Any compensation to be paid to the members of the Litigation Trust Oversight Board shall be paid, first, from the Litigation Trust Initial Funding and, then, after such funding is exhausted, from other Litigation Trust Assets.

Litigation Trust Trustee means the Person selected pursuant to the Litigation Trust Agreement to serve as trustee of the Litigation Trust from time to time.  Any compensation to be paid to the Litigation Trust Trustee shall be paid, first, from the Litigation Trust Initial Funding and, then, after such funding is exhausted, from other Litigation Trust Assets.

Medical Malpractice Claim means a Claim asserted in a pending action against one or more of the Debtors alleging medical malpractice or damages as a result of personal injury.

MPT means collectively, MPT Op and MPT Lessors.

MPT Leases means the Debtors’ unexpired real property leases with MPT Op and the MPT Lessors.

MPT Lessors means MPT of Little Elm FCER, LLC, MPT of Brodie FCER, LLC, MPT of Nacogdoches FCER, LLC, MPT of Alvin FCER, LLC, MPT of Houston-Eldridge FCER, LLC, MPT of Cedar Hill FCER, LLC, MPT of Allen FCER, LLC, MPT of Frisco FCER, LLC, MPT of Champion Forest FCER, LLC, MPT of Missouri City FCER, LLC, MPT of Pearland FCER, LLC, MPT of Missouri City-Dulles FCER, MPT of Summerwood FCER, LLC, MPT of Fort Worth FCER, LLC, MPT of Carrollton AD, LLC, MPT of Converse FCER, LLC, MPT of McKinney FCER, LLC, MPT of Victory Lakes FCER, LLC, MPT of Conroe FCER,

LLC, MPT of Houston Vintage AD, LLC, MPT of Helotes FCER, LLC, MPT of Highland Village FCER, LLC, MPT of Cinco Ranch FCER, LLC, MPT of Frisco-Eldorado FCER, LLC, MPT of Rosenberg FCER, LLC, MPT of Creekside FCER, LLC, MPT of Frisco Custer FCER, LLC, MPT of DeSoto FCER, LLC, MPT of Chandler FCER, LLC, MPT of Gilbert FCER, LLC, MPT of Glendale FCER, LLC, MPT of Chandler-Ray FCER, LLC, MPT of Goodyear FCER, LLC, MPT of San Tan Valley FCER, LLC, MPT of Mesa-Eastmark AD, LLC MPT of Glendale Camelback FCER, LLC, MPT of Plano Preston FCER, LLC, MPT of Houston Antoine FCER, LLC, MPT of Katy 1463 FCER, LLC, MPT of Potranco FCER, LLC, MPT of Garland FCER, LLC, MPT of DeZavala FCER, LLC, MPT of Austin Riverside FCER, LLC, MPT of Columbus Salem FCER, LLC, and MPT of Cypress Fry FCER, LLC, and MPT of Aurora FCER, LLC, MPT of Denver 48th FCER, LLC, MPT of Firestone FCER, LLC, MPT of Broomfield FCER, LLC, MPT of North Gate FCER, LLC, MPT of Thornton FCER, LLC, MPT of Fountain FCER, LLC, MPT of Commerce City FCER, LLC, MPT of Parker FCER, LLC, MPT of Longmont FCER, LLC, and MPT of Highlands Ranch FCER, LLC.

MPT Op means MPT Operating Partnership, L.P.

New Equity Interests means the stock shares or membership interests, as applicable, in the Designated Debtors to be issued to the Deerfield Parties on the Effective Date.

Other Secured Claim means any Secured Claim against a Debtor other than a Deerfield Secured Claim or a DIP Facility Claim.

Person means an individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, limited liability partnership, trust, estate, unincorporated organization, governmental unit (as defined in section 101(27) of the Bankruptcy Code), or other entity (as defined in section 101(15) of the Bankruptcy Code).

Petition Date means, with respect to a Debtor, the date on which such Debtor commenced its Chapter 11 Case.

Plan means this joint chapter 11 plan, including all appendices, exhibits, schedules, and supplements hereto (including, without limitation, any appendices, schedules, and supplements to the Plan contained in the Plan Supplement), as may be modified from time to time in accordance with the Bankruptcy Code, the terms hereof.

Plan Distribution means the payment or distribution of consideration to holders of Allowed Claims and Interests under this Plan.

Plan Document means any of the documents, other than this Plan, to be executed, delivered, assumed, or performed in connection with the occurrence of the Effective Date, including, without limitation, the documents to be included in the Plan Supplement, the Amended Operating Agreements of the applicable Reorganized Debtors, and as may be modified or amended from time to time.

Plan Supplement means a supplemental appendix to this Plan containing, among other things, substantially final forms of an example of an Amended Operating Agreement, and information required to be disclosed in accordance with section 1129(a)(5) of the Bankruptcy

Code, and the Schedule of Rejected Contracts; provided, that, through the Effective Date, the Debtors shall have the right to amend documents contained in, and exhibits to, the Plan Supplement in accordance with the terms of this Plan.  The Plan Supplement shall be filed with the Bankruptcy Court not later than five (5) Business Days before the Confirmation Hearing.

Prepetition Credit Agreement means that certain Credit Agreement, dated October 6, 2015, as amended, modified or supplemented from time to time, currently with the Deerfield Agent as agent, and the Deerfield Lenders, as lenders.

Priority Non-Tax Claim means any Claim (other than a DIP Facility Claim, a Fee Claim, an Administrative Expense Claim, or a Priority Tax Claim) that is entitled to priority in payment as specified in section 507(a) of the Bankruptcy Code.

Priority Tax Claim means any Claim of a governmental unit (as defined in section 101(27) of the Bankruptcy Code) of the kind entitled to priority in payment under sections 502(i) and 507(a)(8) of the Bankruptcy Code.

Pro Rata means the proportion that an Allowed Claim or Interest in a particular Class bears to the aggregate amount of Allowed Claims or Interests in that Class.

Professional Person means any Person retained by order of the Bankruptcy Court in connection with these Chapter 11 Cases pursuant to sections 327, 328, 330, 331, 503(b), or 1103 of the Bankruptcy Code, excluding any ordinary course professional retained pursuant to an order of the Bankruptcy Court.

Released Parties means, collectively, and in each case in their capacities as such during the Chapter 11 Cases: (i) the Debtors; (ii) the Debtors’ non-Debtor affiliates; (iii) the Deerfield Parties; (iv) the DIP Facility Agent; (v) the DIP Facility Lenders; and (vi) with respect to each of the foregoing entities, such entities’ predecessors, successors, assigns, subsidiaries, affiliates, managed accounts and funds, current and former officers and directors, principals, shareholders, members, partners, managers, employees, subcontractors, agents, advisory board members, financial advisors, attorneys, investment bankers, consultants, representatives, management companies, fund advisors, and other professionals, and such entities’ respective heirs, executors, estates, servants, and nominees, in each case in their capacity as such.

Reorganized Debtors means the Debtors, as reorganized as of the Effective Date in accordance with this Plan.

Restructuring means the financial restructuring of the Debtors, the principal terms of which are set forth in this Plan and the Plan Supplement.

Restructuring Transactions means one or more transactions pursuant to section 1123(a)(5) of the Bankruptcy Code to occur on the Effective Date or as soon as reasonably practicable thereafter, that may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate this Plan, including (a) the consummation of the transactions provided for under or contemplated by this Plan; (b) the execution and delivery of appropriate agreements or other documents (including the Plan Documents) containing terms that are consistent with or reasonably necessary to implement the terms of this Plan and that satisfy the requirements of applicable law; (c) the execution and delivery of appropriate instruments (including the Plan Documents) of transfer, assignment, assumption, or delegation of any property, right, liability, duty, or obligation on terms consistent with the terms of this Plan; and (d) all other actions that the Debtors or Reorganized Debtors, as applicable, determine are necessary or appropriate and consistent with this Plan.

Schedule of Rejected Contracts means the schedule of executory contracts and unexpired leases to be rejected by the Debtors pursuant to this Plan, as the same may be amended, modified, or supplemented from time to time in accordance with this Plan, which shall be included in the Plan Supplement.

Schedules means, the schedules of Assets and liabilities, statements of financial affairs, lists of holders of Claims and Interests and all amendments or supplements thereto filed by the Debtors with the Bankruptcy Court to the extent such filing is not waived pursuant to an order of the Bankruptcy Court.

Secured Claim means a Claim to the extent (i) secured by a Lien on property of a Debtor’s Estate, the amount of which is equal to or less than the value of such property (A) as set forth in this Plan, (B) as agreed to by the holder of such Claim and the Debtors, or (C) as determined by a Final Order in accordance with section 506(a) of the Bankruptcy Code or (ii) subject to any setoff right of the holder of such Claim under section 553 of the Bankruptcy Code.

Securities Act means the Securities Act of 1933, as amended.

Security means any “security” as such term is defined in section 101(49) of the Bankruptcy Code.

Solicitation Package means those materials to be distributed by or on behalf of the Debtors to each record and beneficial holder of a Claim or Interest entitled to vote on the Plan.

Subordinated Claim means any Claim that is subject to (i) subordination under section 510(b) of the Bankruptcy Code or (ii) equitable subordination as determined by the Bankruptcy Court in a Final Order, including, without limitation, any Claim for or arising from the rescission of a purchase, sale, issuance, or offer of a Security of any Debtor; for damages arising from the purchase or sale of such a Security; or for reimbursement, indemnification, or contribution allowed under section 502 of the Bankruptcy Code on account of such Claim.

Tax Code means the Internal Revenue Code of 1986, as amended from time to time.

TRA means that certain Tax Receivable Agreement among Adeptus Health, Inc. and the persons named therein dated as of June 25, 2014.

Unimpaired means, any Claim, Interest, or Class of Claims or Interests, that is not Impaired.

U.S. Trustee means the United States Trustee for Region 6.

Voting Deadline means [            ], 2017 at 5:00 p.m. prevailing Central Time, or such date and time as may set by the Bankruptcy Court.

Voting Record Date means the date established  by the Bankruptcy Court for determining which creditors are entitled to vote on the Plan.

1.2                         Interpretation; Application of Definitions; Rules of Construction.

Unless otherwise specified, all section or exhibit references in this Plan are to the respective section in or exhibit to this Plan, as the same may be amended, waived, or modified from time to time in accordance with the terms hereof.  The words “herein,” “hereof,” “hereto,” “hereunder,” and other words of similar import refer to this Plan as a whole and not to any particular section, subsection, or clause contained therein and have the same meaning as “in this Plan,” “of this Plan,” “to this Plan,” and “under this Plan,” respectively.  The words “includes” and “including” are not limiting.  The headings in this Plan are for convenience of reference only and shall not limit or otherwise affect the provisions hereof.  For purposes herein:  (i) in the appropriate context, each term, whether stated in the singular or plural, shall include both the singular and plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender; (ii) any reference herein to a contract, lease, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that the reference document shall be substantially in that form or substantially on those terms and conditions; (iii) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; and (iv) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be.

1.3                         Reference to Monetary Figures.

All references in this Plan to monetary figures shall refer to the legal tender of the United States of America unless otherwise expressly provided.

1.4                         Controlling Document.

In the event of an inconsistency between this Plan and the Plan Supplement, the terms of the relevant document in the Plan Supplement shall control unless otherwise specified in such Plan Supplement document or the Plan.  In the event of an inconsistency between this Plan and any other instrument or document created or executed pursuant to this Plan, or between this Plan and the Disclosure Statement, this Plan shall control.  The provisions of this Plan and of the Confirmation Order shall be construed in a manner consistent with each other so as to effectuate the purposes of each; provided, that if there is determined to be any inconsistency between any provision of this Plan and any provision of the Confirmation Order that cannot be so reconciled, then, solely to the extent of such inconsistency, the provisions of the Confirmation Order shall govern, and any such provisions of the Confirmation Order shall be deemed a modification of this Plan.

ARTICLE II.                                                                     ADMINISTRATIVE EXPENSE CLAIMS, FEE CLAIMS, DIP FACILITY CLAIMS, AND PRIORITY TAX CLAIMS.

2.1                         Treatment of Administrative Expense Claims.

Except to the extent that a holder of an Allowed Administrative Expense Claim other than a Fee Claim agrees to a different treatment, on the Effective Date or as soon thereafter as is reasonably practicable (but in no event later than thirty (30) days after the Effective Date), the holder of such Allowed Administrative Expense Claim shall receive, on account of such Allowed Claim, Cash in an amount equal to the Allowed amount of such Claim; provided, that Allowed Administrative Expense Claims representing liabilities incurred in the ordinary course of business by the Debtors, as Debtors in Possession, shall be paid by the Debtors or the Reorganized Debtors, as applicable, in the ordinary course of business, consistent with past practice and in accordance with the terms and subject to the conditions of any orders or agreements governing, instruments evidencing, or other documents establishing, such liabilities.

2.2                         Treatment of Fee Claims.

All Professional Persons seeking awards by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred through and including the Effective Date under sections 327, 328, 330, 331, 503(b)(2), 503(b)(3), 503(b)(4), 503(b)(5), or 1103 of the Bankruptcy Code shall (a) file, on or before the date that is forty-five (45) days after the Effective Date, their respective applications for final allowances of compensation for services rendered and reimbursement of expenses incurred and (b) be paid in Cash, and in such amounts as are Allowed by the Bankruptcy Court or authorized to be paid in accordance with the order(s) relating to or allowing any such Fee Claim, including, without limitation, the DIP Facility Order.  On the Effective Date, unless previously established pursuant to the terms of the DIP Facility Order, the Debtors shall establish and fund the Fee Escrow Account.  The Debtors shall fund the Fee Escrow Account with Cash equal to the Professional Persons’ good faith estimates of the Fee Claims not to exceed the amounts set forth in the budget attached to the final DIP Facility Order.  Funds held in the Fee Escrow Account shall not be considered property of the Debtors’ Estates or property of the Reorganized Debtors, but shall revert to the Reorganized Debtors only after all Fee Claims allowed by the Bankruptcy Court have been irrevocably paid in full.  The Fee Escrow Account shall be held in trust for Professional Persons retained by the Debtors and for no other parties until all Fee Claims Allowed by the Bankruptcy Court have been paid in full.  Fees owing to the applicable Professional Persons shall be paid in Cash to such Professional Persons from funds held in the Fee Escrow Account when such Claims are Allowed by an order of the Bankruptcy Court or authorized to be paid in accordance with an order of the Bankruptcy Court establishing procedures for interim compensation and reimbursement of expenses.  The Reorganized Debtors shall have no obligation to pay any Fee Claims or fund any amounts to the Fee Escrow Account.

Any objections to Fee Claims shall be served and filed (a) no later than twenty-one (21) days after the filing of the final applications for compensation or reimbursement or (b) such later date as ordered by the Bankruptcy Court upon a motion of the Reorganized Debtors.

2.3                         Treatment of DIP Facility Claims.

In full and final satisfaction, settlement, release, and discharge of, and in exchange for, each Allowed DIP Facility Claim, holders of such Allowed DIP Facility Claims shall receive New Equity Interests in the Designated Debtors.  Thereafter, all obligations under the DIP Facility Loan Agreement shall terminate.

2.4                         Treatment of Priority Tax Claims.

Except to the extent that a holder of an Allowed Priority Tax Claim agrees to a different treatment, on the Effective Date or as soon thereafter as is reasonably practicable, the holder of such Allowed Priority Tax Claim shall receive, on account of such Allowed Priority Tax Claim, Cash in an amount equal to the Allowed amount of such Claim; provided, that Allowed Priority Tax Claims representing liabilities incurred in the ordinary course of business by the Debtors, as Debtors in Possession, shall be paid by the Debtors or the Reorganized Debtors, as applicable, in the ordinary course of business, consistent with past practice and in accordance with the terms and subject to the conditions of any orders or agreements governing, instruments evidencing, or other documents establishing, such liabilities.

ARTICLE III.                                                                CLASSIFICATION OF CLAIMS AND INTERESTS.

3.1                         Classification in General.

A Claim or Interest is placed in a particular Class for all purposes, including voting, confirmation, and distribution under this Plan and under sections 1122 and 1123(a)(1) of the Bankruptcy Code; provided, that a Claim or Interest is placed in a particular Class for the purpose of receiving distributions pursuant to this Plan only to the extent that such Claim or Interest is an Allowed Claim or Allowed Interest in that Class and such Claim or Interest has not been satisfied, released, or otherwise settled prior to the Effective Date.

3.2                         Formation of Debtor Groups for Convenience Only.

This Plan groups the Debtors together solely for the purpose of describing treatment under this Plan, confirmation of this Plan, and making Plan Distributions in respect of Claims against and Interests in the Debtors under this Plan.  Such groupings shall not affect any Debtor’s status as a separate legal entity, change the organizational structure of the Debtors’ business enterprise, constitute a change of control of any Debtor for any purpose, cause a merger of consolidation of any legal entities, or cause the transfer of any Assets; and, except as otherwise provided by or permitted under this Plan, all Debtors shall continue to exist as separate legal entities.

3.3                         Summary of Classification of Claims and Interests.

The following table designates the Classes of Claims against and Interests in the Debtors and specifies which Classes are:  (i) Impaired and Unimpaired under this Plan; (ii) entitled to vote to accept or reject this Plan in accordance with section 1126 of the Bankruptcy Code; and (iii) deemed to accept or reject this Plan:

Class	Type of Claim or Interest	Impairment	Entitled to Vote
Class 1	Priority Non-Tax Claims	Unimpaired	No (Deemed to accept)
Class 2	Other Secured Claims	Unimpaired	No (Deemed to accept)
Class 3	Deerfield Secured Claims	Impaired	Yes
Class 4	Lease Rejection Claims	Impaired	Yes
Class 5	Medical Malpractice Claims	Impaired	Yes
Class 6	General Unsecured Claims	Impaired	Yes
Class 7	Subordinated Claims	Impaired	No (Deemed to reject)
Class 8	Existing Equity Interests	Impaired	No (Deemed to reject)

3.4                         Elimination of Vacant Classes.

Any Class that, as of the commencement of the Confirmation Hearing, does not have at least one holder of a Claim or Interest that is Allowed in an amount greater than zero for voting purposes shall be considered vacant, deemed eliminated from this Plan for purposes of voting to accept or reject this Plan, and disregarded for purposes of determining whether this Plan satisfies section 1129(a)(8) of the Bankruptcy Code with respect to such Class.

3.5                         Voting; Presumptions; Solicitation.

(a)                                 Acceptance by Certain Impaired Classes.  Only holders of Allowed Claims in Classes 3, 4, 5 and 6 are entitled to vote to accept or reject this Plan.  An Impaired Class of Claims shall have accepted this Plan if (i) the holders of at least two-thirds (2/3) in amount of the Allowed Claims actually voting in such Class have voted to accept this Plan and (ii) the holders of more than one-half (1/2) in number of the Allowed Claims actually voting in such Class have voted to accept this Plan.  Holders of Claims in Classes 3, 4, 5 and 6 will receive ballots containing detailed voting instructions.

(b)                                 Deemed Acceptance by Unimpaired Classes.  Holders of Claims and Interests in Classes 1 and 2 are Unimpaired are conclusively deemed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code.  Accordingly, such holders are not entitled to vote to accept or reject this Plan.

(c)                                  Deemed Rejection by Certain Impaired Classes.  Holders of Claims and Interests in Classes 7 and 8 are deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code.  Accordingly, such holders are not entitled to vote to accept or reject this Plan.

3.6                         Cramdown.

If any Class of Claims is deemed to reject this Plan or is entitled to vote on this Plan and does not vote to accept this Plan, the Debtors may (i) seek confirmation of this Plan under section 1129(b) of the Bankruptcy Code or (ii) amend or modify this Plan in accordance with the terms hereof and the Bankruptcy Code.  If a controversy arises as to whether any Claims or Interests, any class of Claims or Interests, are Impaired, the Bankruptcy Court shall, after notice and a hearing, determine such controversy on or before the Confirmation Date.

3.7                         No Waiver.

Nothing contained in this Plan shall be construed to waive a Debtor’s or other Person’s right to object on any basis to any Claim.

ARTICLE IV.                                                                 TREATMENT OF CLAIMS AND INTERESTS.

4.1                         Class 1:  Priority Non-Tax Claims.

(a)                                 Treatment:  The legal, equitable, and contractual rights of the holders of Allowed Priority Non-Tax Claims are unaltered by this Plan.  Except to the extent that a holder of an Allowed Priority Non-Tax Claim agrees to different treatment, on the later of the Effective Date and the date that is ten (10) Business Days after the date such Priority Non-Tax Claim becomes an Allowed Claim, or as soon thereafter as is reasonably practicable, each holder of an Allowed Priority Non-Tax Claim shall receive, on account of such Allowed Claim, at the option of the Reorganized Debtors:  (i) Cash in an amount equal to the Allowed amount of such Claim or (ii) other treatment consistent with the provisions of section 1129(a)(9) of the Bankruptcy Code.

(b)                                 Impairment and Voting:  Allowed Priority Non-Tax Claims are Unimpaired.  In accordance with section 1126(f) of the Bankruptcy Code, the holders of Allowed Priority Non-Tax Claims are conclusively presumed to accept this Plan and are not entitled to vote to accept or reject this Plan, and the votes of such holders will not be solicited with respect to such Allowed Priority Non-Tax Claims.

4.2                         Class 2:  Other Secured Claims.

(a)                                 Treatment:  The legal, equitable, and contractual rights of the holders of Allowed Other Secured Claims are unaltered by this Plan.  Except to the extent that a holder of an Allowed Other Secured Claim agrees to different treatment, on the later of the Effective Date and the date that is ten (10) Business Days after the date such Other Secured Claim becomes an Allowed Claim, or as soon thereafter as is reasonably practicable, each holder of an Allowed Other Secured Claim shall receive, on account of such Allowed Claim, at the option of the Reorganized Debtors:  (i) Cash in an amount equal to the Allowed amount of such Claim, (ii) reinstatement or such other treatment sufficient to render such holder’s Allowed Other Secured Claim Unimpaired pursuant to section 1124 of the Bankruptcy Code, or (iii) return of the applicable Collateral in satisfaction of the Allowed amount of such Other Secured Claim.

(b)                                 Impairment and Voting:  Allowed Other Secured Claims are Unimpaired.  In accordance with section 1126(f) of the Bankruptcy Code, the holders of Allowed Other Secured Claims are conclusively presumed to accept this Plan and are not entitled to vote to accept or reject this Plan, and the votes of such holders will not be solicited with respect to such Allowed Other Secured Claims.

4.3                         Class 3:  Deerfield Secured Claims.

(a)                                 Treatment:  Each holder of an Allowed Deerfield Secured Claim shall receive, on account of its Allowed Deerfield Secured Claims its Pro Rata share of New Equity Interests in the applicable Designated Debtor on the Effective Date.

(b)                                 Impairment and Voting:  Deerfield Secured Claims are Impaired.  Holders of Deerfield Secured Claims are entitled to vote on this Plan.

(c)                                  Allowance:  Class 3 Deerfield Secured Claims shall be Allowed in the amount of $100.0 million.

4.4                         Class 4:  Lease Rejection Claims.

(a)                                 Treatment:  Each holder of an Allowed Lease Rejection Claim shall receive its Pro Rata share of the proceeds of the Litigation Trust to be paid after the Deerfield Trust Repayment Distributions.

(b)                                 Impairment and Voting:  Allowed Lease Rejection Claims are Impaired.  Therefore, holders of Lease Rejection Claims are entitled to vote to accept or reject the Plan.

4.5                         Class 5:  Medical Malpractice Claims.

(a)                                 Treatment:  Each holder of an Allowed Medical Malpractice Claim shall receive its Pro Rata share of the proceeds of the Litigation Trust to be paid after the Deerfield Trust Repayment Distributions, and only to the extent that insurance is unavailable to cover such Allowed Medical Malpractice Claims.  Holders of Allowed Medical Malpractice Claims shall be provided relief from the stay imposed by Bankruptcy Code section 362 to pursue their Medical Malpractice Claims solely to seek recovery from the applicable insured in order to recover from applicable insurance policies.

(b)                                 Impairment and Voting:  Allowed Medical Malpractice Claims are Impaired.  Therefore, holders of Medical Malpractice Claims are entitled to vote to accept or reject this Plan.

4.6                         Class 6:  General Unsecured Claims.

(a)                                 Treatment:  Each holder of an Allowed General Unsecured Claim shall receive its Pro Rata share of the proceeds of the Litigation Trust to be paid after the Deerfield Trust Repayment Distributions, except to the extent that a holder of an Allowed General Unsecured Claim has been paid prior to the Effective Date or agrees to a less favorable classification and treatment in the ordinary course of business as if the Chapter 11 Cases had never been commenced.

(b)                                 Impairment and Voting:  Allowed General Unsecured Claims are Impaired.  Therefore, holders of General Unsecured Claims are entitled to vote to accept or reject the Plan.

4.7                         Class 7:  Subordinated Claims.

(a)                                 Treatment:  Subordinated Claims are subordinated pursuant to this Plan and section 510 of the Bankruptcy Code.  The holders of Subordinated Claims shall not receive or retain any property under this Plan on account of such Claims, and the obligations of the Debtors and the Reorganized Debtors on account of Subordinated Claims shall be discharged.

(b)                                 Impairment and Voting:  Subordinated Claims are Impaired.  In accordance with section 1126(g) of the Bankruptcy Code, holders of Subordinated Claims are conclusively presumed to reject this Plan and are not entitled to vote to accept or reject this Plan, and the votes of such holders will not be solicited with respect to Subordinated Claims.

4.8                         Class 8:  Existing Equity Interests.

(a)                                 Treatment:  On the Effective Date, the Existing Equity Interests shall be cancelled without further action by or order of the Bankruptcy Court, except to the extent that such Existing Equity Interests must survive to allow the Deerfield Parties to enjoy the full benefit of the Debtors’ assets or to operate their business.

(b)                                 Impairment and Voting:  Existing Equity Interests are Impaired.  In accordance with section 1126(g) of the Bankruptcy Code, holders of Existing Equity Interests are conclusively presumed to reject this Plan and are not entitled to vote to accept or reject this Plan, and the votes of such holders will not be solicited with respect to Existing Equity Interests.

4.9                         Debtors’ Rights in Respect of Unimpaired Claims.

Except as otherwise provided in this Plan, nothing under this Plan shall affect the rights of the Reorganized Debtors in respect of any Unimpaired Claim, including, without limitation, all rights in respect of legal and equitable defenses to, or setoffs or recoupments against, any such Unimpaired Claim.

4.10                  Treatment of Vacant Classes.

Any Claim or Interest in a Class that is considered vacant under section 3.4 of this Plan shall receive no Plan Distribution.

4.11                  Intercompany Claims.

All Intercompany Claims shall be either reinstated, cancelled, released or otherwise settled in the Debtors’ discretion with the consent of the DIP Facility Lenders.

ARTICLE V.                                                                      MEANS FOR IMPLEMENTATION.

5.1                         Continued Corporate Existence.

(a)                                 Except as otherwise provided in this Plan, the Debtors shall continue to exist after the Effective Date as Reorganized Debtors in accordance with the applicable laws of the respective jurisdictions in which they are incorporated or organized and pursuant to the Amended Operating Agreements.  On or after the Effective Date, without prejudice to the rights of any party to a contract or other agreement with any Reorganized Debtor, each Reorganized Debtor may, in its sole discretion, take such action as permitted by applicable law, and such Reorganized Debtor’s organizational documents, as such Reorganized Debtor may determine is reasonable and appropriate, including, without limitation, causing:  (i) a Reorganized Debtor to be merged into another Reorganized Debtor or an affiliate of a Reorganized Debtor; (ii) a Reorganized Debtor to be dissolved; (iii) the legal name of a Reorganized Debtor to be changed; or (iv) the closure of a Reorganized Debtor’s Chapter 11 Case on the Effective Date or any time thereafter.

(b)                                 On the Effective Date or as soon thereafter as is reasonably practicable, the Reorganized Debtors may take all actions as may be necessary or appropriate to effect any transaction described in, approved by, or necessary or appropriate to effectuate this Plan, including, without limitation:  (i) the execution and delivery of appropriate agreements or other documents of merger, consolidation, restructuring, conversion, disposition, transfer, dissolution, or liquidation containing terms that are consistent with the terms of this Plan and the Plan Documents and that satisfy the requirements of applicable law and any other terms to which the applicable entities may agree; (ii) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any Asset, property, right, liability, debt, or obligation on terms consistent with the terms of this Plan and having other terms to which the applicable parties agree; (iii) the filing of appropriate certificates or articles of incorporation and amendments thereto, reincorporation, merger, consolidation, conversion, or dissolution pursuant to applicable law; (iv) the Restructuring Transactions; and (v) all other actions that the applicable entities determine to be necessary or appropriate, including, without limitation, making filings or recordings that may be required by applicable law.

5.2                         Establishment and Funding of Litigation Trust.

On the Effective Date, the Litigation Trust shall be established in accordance with Article VI hereof.  The Litigation Trust will be funded by a loan from the Deerfield Parties in the amount of $750,000, secured by the proceeds of the Litigation Trust with interest payable thereon at 10% per annum, which is the Litigation Trust Initial Funding.

5.3                         Assumption of Executory Contracts and Unexpired Leases.

In accordance with section 9.1 hereof, the Reorganized Debtors and the Deerfield Parties shall have until the date which is seventy-five (75) days after the Effective Date to determine which executory contracts and unexpired leases shall be assumed by the Reorganized Debtors.  All MPT Leases will be assumed on the Effective Date and, in accordance with section

365(b) of the Bankruptcy Code, all Cure Amounts due and owing to MPT under the MPT Leases shall be paid to MPT on the Effective Date.

5.4                         Tax Receivable Agreement.

The Debtors’ obligations under the TRA shall be terminated on the Effective Date or on any prior effective date of any order of the Bankruptcy Court authorizing the rejection of the TRA.

5.5                         Plan Funding.

Plan Distributions of Cash shall be funded from the proceeds of the DIP Facility and the Debtors’ Cash on hand as of the applicable date of such Plan Distribution.  Plan Distributions of Cash from the Litigation Trust Assets will be paid from the Litigation Trust.

5.6                         Cancellation of Existing Securities and Agreements.

Except for the purpose of evidencing a right to a distribution under this Plan and except as otherwise set forth in this Plan, or in any Plan Document, on the Effective Date, all agreements, instruments, and other documents evidencing any prepetition Claim or Interest and any rights of any holder in respect thereof shall be deemed cancelled and of no force or effect.  The holders of or parties to such cancelled instruments, Securities, and other documentation will have no rights arising from or related to such instruments, Securities, or other documentation or the cancellation thereof, except the rights provided for pursuant to this Plan.

5.7                         Cancellation of Certain Existing Security Interests.

Unless the holder of an Allowed Other Secured Claim agrees to accept the return of applicable Collateral in satisfaction of such Allowed Other Secured Claim, upon the full payment or other satisfaction of an Allowed Other Secured Claim, or promptly thereafter, the holder of such Allowed Other Secured Claim shall deliver to the Debtors or Reorganized Debtors, as applicable, any Collateral or other property of a Debtor held by such holder, together with any termination statements, instruments of satisfaction, or releases of all security interests with respect to its Allowed Other Secured Claim that may be reasonably required to terminate any related financing statements, mortgages, mechanics’ or other statutory Liens, or lis pendens, or similar interests or documents.

5.8                         Officers and Boards of Directors.

(a)                                 The composition of the boards of directors of each Reorganized Debtor shall be disclosed in the Plan Supplement.

(b)                                 Except to the extent that a member of the board of directors of a Debtor continues to serve as a director of such Reorganized Debtor on the Effective Date, the members of the board of directors of each Debtor prior to the Effective Date, in their capacities as such, shall have no continuing obligations to the Reorganized Debtors on or after the Effective Date and each such director will be deemed to have resigned or shall otherwise cease to be a director of the applicable Debtor on the Effective Date.  Commencing on the Effective Date,

each of the directors of each of the Reorganized Debtors shall serve pursuant to the terms of the applicable organizational documents of such Reorganized Debtor and may be replaced or removed in accordance with such organizational documents.

5.9        Post-Petition Capitalization.

The Reorganized Debtors will be capitalized by the Deerfield Parties through equity investments or, if determined by the Deerfield Parties in their sole discretion, debt investments.

5.10      Authorization, Issuance, and Delivery of New Equity Interests.

On the Effective Date, the Debtors are authorized to issue or cause to be issued and shall issue the New Equity Interests in the Designated Debtors for distribution in accordance with the terms of this Plan without the need for any further corporate or shareholder action.  All other Debtors shall be dissolved.

5.11      Corporate Reorganization.

On the Effective Date and without the need for any further corporate action or approval of any board of directors, management, or shareholders of any Debtor or Reorganized Debtor, as applicable, the certificates and all other documents representing intercompany interests in the Debtors shall be deemed to be in full force and effect unless the Reorganized Debtors elect on or within fourteen (14) days prior to the Effective Date, that a particular Debtor will not become a Reorganized Debtor and shall be deemed dissolved as of the Effective Date.

5.12      Restructuring Transactions.

On the Effective Date or as soon as reasonably practicable thereafter, the Debtors or Reorganized Debtors, as applicable, may take all actions consistent with this Plan as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Restructuring Transactions under and in connection with this Plan.

5.13      Separability.

Notwithstanding the combination of separate plans of reorganization for the Debtors set forth in this Plan for purposes of economy and efficiency, this Plan constitutes a separate chapter 11 plan for each Debtor.  Accordingly, if the Bankruptcy Court does not confirm this Plan with respect to one or more Debtors, it may still confirm this Plan with respect to any other Debtor that satisfies the confirmation requirements of section 1129 of the Bankruptcy Code.

ARTICLE VI.                                                                 LITIGATION TRUST

6.1        Litigation Trust Agreement.

The Litigation Trust shall be governed and administered in accordance with the Litigation Trust Agreement and this Plan, including, but not limited to (a) distributions to

Litigation Trust Beneficiaries, (b) authority and appointment of the Litigation Trust Trustee, (c) authority and appointment of the Litigation Trust Oversight Board, (d) compensation of the Litigation Trust Trustee, (e) vesting of Litigation Trust Assets, (f) payment of costs and expenses of the Litigation Trust, and (g) repayment of the Litigation Trust Initial Funding, all of which shall be consistent with the terms of this Plan and the Litigation Trust Agreement.  For the avoidance of doubt, any amounts required for sub-clauses (d) or (f) shall come, first, from the Litigation Trust Initial Funding and, then, to the extent the Litigation Trust Initial Funding is exhausted, from other Litigation Trust Assets.  In addition and for the avoidance of doubt, the Litigation Trust shall be structured to ensure that any distributions to be made therefrom, and any proceeds derived from Litigation Trust Assets, shall be separated by appropriate Debtor entity and distributed according to Debtor-by-Debtor recoveries set forth in this Plan and there shall be no substantive consolidation of Debtor-entity recoveries.  The Litigation Trust shall be administered on a Debtor-by-Debtor basis, effectively as a separate trust for each Debtor entity.  This principle may not be changed in the Litigation Trust Agreement by anything less than 100% consent of the Litigation Trust Beneficiaries.

6.2        Tax Treatment.

It is intended that the Litigation Trust be classified for federal income tax purposes as a “liquidating trust” within the meaning of Treasury Regulations Section 301.7701-4(d) and as a “grantor trust” within the meaning of Sections 671 through 679 of the Internal Revenue Code, with no objective to continue or engage in the conduct of a trade or business.  In furtherance of this objective, the Litigation Trust Trustee shall, in its business judgment, make continuing best efforts not to unduly prolong the duration of the Litigation Trust.  All assets held by the Litigation Trust on the Effective Date shall be deemed for federal income tax purposes (i) to have been distributed (subject to any obligations relating to such assets) by the Debtors or Reorganized Debtors on a Pro Rata share basis to the Litigation Trust Beneficiaries (other than the assets allocable to any disputed ownership fund) in partial satisfaction of their Allowed Claims (with each such Litigation Trust Beneficiary receiving an undivided interest in such assets in accordance with its economic interests in such assets) and (ii) immediately thereafter contributed by such Litigation Trust Beneficiaries to the Litigation Trust in exchange for their Litigation Trust Interests.  The Debtors and all Litigation Trust Beneficiaries shall use the valuation of the assets transferred to the Litigation Trust as established by the Litigation Trust Trustee for all federal income tax purposes.  The Litigation Trust Beneficiaries will be treated as the deemed owners of the Litigation Trust (other than the assets allocable to any disputed ownership fund) consistent with their economic interests therein, for all federal income tax purposes.  The Litigation Trust will be responsible for filing information on behalf of the Litigation Trust as grantor trust pursuant to Treasury Regulation Section 1.671-4(a).

Subject to contrary definitive guidance from the Internal Revenue Service or a court of competent jurisdiction (including the receipt by the Litigation Trust Trustee of a private letter ruling if the Litigation Trust Trustee so requests, or the receipt of an adverse determination by the Internal Revenue Service upon audit if not contested by the Litigation Trust Trustee), the Litigation Trust Trustee may (A) timely elect to treat any disputed claims reserve as a “disputed ownership fund” governed by Treasury Regulation section 1.468B- 9 and (B) to the extent permitted by applicable law, report consistently with the foregoing for state and local income tax purposes.  All parties (including the Litigation Trust Trustee, the Debtors and the Litigation Trust

Beneficiaries) shall report for U.S. federal, state and local income tax purposes consistently with the foregoing.

The Litigation Trust Trustee may withhold and pay to the appropriate taxing authority all amounts required to be withheld pursuant to the Internal Revenue Code or any provision of any foreign, state or local tax law with respect to any payment or distribution to the Litigation Trust Beneficiaries.  All such amounts withheld and paid to the appropriate taxing authority shall be treated as amounts distributed to such Litigation Trust Beneficiaries for all purposes of the Litigation Trust Agreement.  The Litigation Trust Trustee shall be authorized to collect such tax information from the Litigation Trust Beneficiaries (including, without limitation, social security numbers or other tax identification numbers) as it, in its sole discretion, deems necessary to effectuate the Plan, the Confirmation Order and the Litigation Trust Agreement.  In order to receive distributions under the Plan, all Litigation Trust Beneficiaries will need to identify themselves to the Litigation Trust Trustee and provide tax information and the specifics of their holdings, to the extent the Litigation Trust Trustee deems appropriate (including completing the appropriate Form W-8 or Form W-9, as applicable).  This identification requirement may, in certain cases, extend to holders who hold their securities in street name.  The Litigation Trust Trustee may refuse to make a distribution to any Litigation Trust Beneficiary that fails to furnish such information in a timely fashion, until such information is delivered; provided, however, that, upon the delivery of such information by a Litigation Trust Beneficiary, the Litigation Trust Trustee shall make such distribution to which the Litigation Trust Beneficiary is entitled, without interest; and, provided, further, that, if the Litigation Trust Trustee fails to withhold in respect of amounts received or distributable with respect to any such holder and the Litigation Trust Trustee is later held liable for the amount of such withholding, such holder shall reimburse the Litigation Trust Trustee for such liability.

6.3        Litigation Trust Assets.

On the Effective Date, or on such other date as is set forth in the Litigation Trust Agreement, pursuant to section 1123(b)(3) of the Bankruptcy Code, the Litigation Trust Assets shall be transferred by the Debtors (and deemed transferred) to the Litigation Trust free and clear of all Claims, Liens, charges, encumbrances, rights, and interests, without the need for any Person to take any further action or obtain any approval and the Litigation Trust shall be authorized as the representative of the Estates to pursue Litigation Trust Causes of Action.

6.4        Litigation Trust Causes of Action.

(a)           Litigation Trust Causes of Action shall exclude any action released or settled by the Debtors pursuant to this Plan or an order of the Bankruptcy Court.

(b)           The Litigation Trust Trustee or any successors may pursue such litigation claims in accordance with the best interests of the Litigation Trust or any successor holding such rights of action.  No Person may rely on the absence of a specific reference in the Plan, the Plan Supplement, or the Disclosure Statement to any Litigation Trust Cause of Action against them as any indication that the Litigation Trust will not pursue any and all available Litigation Trust Causes of Action against them.  The Litigation Trust expressly reserves all rights to prosecute any and all Litigation Trust Causes of Action against any Person, except as otherwise provided in the Plan.  Unless any Litigation Trust Causes of Action against a Person are expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan or an order of the Bankruptcy Court, the Litigation Trust expressly reserves all Litigation Trust Causes of Action for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches, shall apply to such Litigation Trust Causes of Action upon, after, or as a consequence of confirmation or consummation of the Plan.

6.5        Lease Rejection Claims, Medical Malpractice Claims and General Unsecured Claims Resolution.

Prior to the Effective Date, the Debtors and, following the Effective Date, Litigation Trust Trustee (with funds from the Litigation Trust Initial Funding), shall be responsible for (a) all aspects of Lease Rejection Claims, Medical Malpractice Claims and General Unsecured Claims reconciliation process, and (b) all of the costs associated with such reconciliation.  The Debtors or the Litigation Trust Trustee, as applicable, shall (x) object to the Lease Rejection Claims, Medical Malpractice Claims and General Unsecured Claims (other than Lease Rejection Claims, Medical Malpractice Claims and General Unsecured Claims Allowed by court order) and (y) use commercially reasonable efforts in administering all aspects of the Claims reconciliation process.  All costs necessary to fund the Lease Rejection Claims, Medical Malpractice Claims and General Unsecured Claims reconciliation process following the Effective Date shall be paid from the Litigation Trust Initial Funding.

6.6        Transition Services.

To the extent reasonably necessary to permit the Litigation Trust Trustee to pursue claims and to object and resolve creditor claims, the Reorganized Debtors and the Litigation Trust Trustee shall enter into a Transition Services Agreement to permit such access without disruption of the Reorganized Debtors’ business.

6.7        Indemnification and Exculpation.

The Litigation Trust Trustee or the individuals comprising the Litigation Trust Trustee, as the case may be, and the Litigation Trust Trustee’s agents and professionals, shall not be liable for actions taken or omitted in its capacity as, or on behalf of, the Litigation Trust Trustee, except those acts arising out of its or their own willful misconduct or gross negligence, and each shall be entitled to indemnification and reimbursement for fees and expenses in defending any and all of its actions or inactions in its capacity as, or on behalf of, the Litigation Trust Trustee, except for any actions or inactions involving willful misconduct or gross negligence.  Any indemnification claim of the Litigation Trust Trustee (and the other parties entitled to indemnification under this subsection) shall be satisfied first from the Litigation Trust Initial Funding and, then, to the extent the Litigation Trust Initial Funding is exhausted, from other Litigation Trust Assets.  The Litigation Trust Trustee shall be entitled to rely, in good faith, on the advice of its retained professionals.

6.8        Preservation of Privilege and Defenses.

No action taken by the Debtors or Reorganized Debtors in connection with this Plan, shall be (or be deemed to be) a waiver of any privilege or immunity of the Debtors or Reorganized Debtors, as applicable, including any attorney-client privilege or work-product privilege attaching to any documents or communications (whether written or oral).  The Confirmation Order shall provide that notwithstanding the Reorganized Debtors’ providing any privileged information to the Litigation Trust Trustee, the Litigation Trust, or any party or person associated with the Litigation Trust, such privileged information shall be without waiver in recognition of the joint and/or successorship interest in prosecuting any Claim or Cause of Action on behalf of the Estates and shall remain privileged.  The Confirmation Order shall provide that the Litigation Trust shall have no right to waive the attorney-client privilege, work product or other protection of any information received from the Reorganized Debtors.  The Debtors (or the Reorganized Debtors) retain the right to waive their own privileges.  The Litigation Trust shall have no right to any privileged information or analysis of the Debtors or the Reorganized Debtors.

6.9        No Bonding of Litigation Trust Claims.

There shall be no bonding of the Litigation Trust Trustee.

ARTICLE VII.                                                            DISTRIBUTIONS.

7.1        Distributions Generally.

The Disbursing Agent shall make all Plan Distributions to the appropriate holders of Allowed Claims and Allowed Interests as applicable and in accordance with the terms of this Plan.

7.2        Date of Distributions.

Unless otherwise provided in this Plan, any distributions and deliveries to be made under this Plan shall be made on the Effective Date or as soon thereafter as is practicable.

7.3        Distribution Record Date.

As of the close of business on the Distribution Record Date, the various lists of holders of Claims in each Class, as maintained by the Debtors or their agents, shall be deemed closed, and there shall be no further changes in the record holders of any Claims after the Distribution Record Date.  Neither the Debtors nor the Disbursing Agent shall have any obligation to recognize any transfer of a Claim occurring after the close of business on the Distribution Record Date.  In addition, with respect to payment of any Cure Amounts or disputes over any Cure Amounts, neither the Debtors nor the Disbursing Agent shall have any obligation to recognize or deal with any party other than the non-Debtor party to the applicable executory contract or unexpired lease, even if such non-Debtor party has sold, assigned, or otherwise transferred its Claim for a Cure Amount.

7.4        Disbursing Agent.

Other than distributions by the Litigation Trust Trustee, all distributions under this Plan shall be made by the Disbursing Agent on and after the Effective Date as provided herein.  The Disbursing Agent shall not be required to give any bond or surety or other security for the performance of its duties.  The Reorganized Debtors shall use all commercially reasonable efforts to provide the Disbursing Agent (if other than the Reorganized Debtors) with the amounts of Claims and the identities and addresses of holders of Claims, in each case, as set forth in the Debtors’ or Reorganized Debtors’ books and records.  The Reorganized Debtors shall cooperate in good faith with the applicable Disbursing Agent (if other than the Reorganized Debtors) to comply with the reporting and withholding requirements outlined in section 7.15 hereof.

7.5        Delivery of Distributions.

The Disbursing Agent will issue or cause to be issued, the applicable consideration under this Plan and, subject to Bankruptcy Rule 9010, will make all distributions to any holder of an Allowed Claim as and when required by this Plan at:  (a) the address of such holder on the books and records of the Debtors or their agents; or (b) at the address in any written notice of address change delivered to the Debtors or the Disbursing Agent, including any addresses included on any transfers of Claim filed pursuant to Bankruptcy Rule 3001.  In the event that any distribution to any holder is returned as undeliverable, no distribution or payment to such holder shall be made unless and until the Disbursing Agent has been notified of the then-current address of such holder, at which time or as soon thereafter as reasonably practicable such distribution shall be made to such holder without interest.

7.6        Unclaimed Property.

One year from the later of:  (i) the Effective Date and (ii) the date that is ten (10) Business Days after the date a Claim is first Allowed, all distributions payable on account of such Claim shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code and shall revert to the Reorganized Debtors or their successors or assigns, and all claims of any other Person (including the holder of a Claim in the same Class) to such distribution shall be discharged and forever barred.  The Reorganized Debtors and the Disbursing Agent shall have no obligation to attempt to locate any holder of an Allowed Claim other than by reviewing the Debtors’ books and records and the Bankruptcy Court’s filings.

7.7        Satisfaction of Claims.

Unless otherwise provided herein, any distributions and deliveries to be made on account of Allowed Claims under this Plan shall be in complete and final satisfaction, settlement, and discharge of and exchange for such Allowed Claims.

7.8        Manner of Payment under Plan.

Except as specifically provided herein, at the option of the Debtors or the Reorganized Debtors, as applicable, any Cash payment to be made under this Plan may be made by a check or wire transfer or as otherwise required or provided in applicable agreements or customary practices of the Debtors.

7.9        Fractional Shares and De Minimis Cash Distributions.

No fractional New Equity Interests shall be distributed.  When any distribution would otherwise result in the issuance of a number of New Equity Interests that is not a whole number, the New Equity Interests subject to such distribution shall be rounded to the next higher or lower whole number as follows:  (i) fractions equal to or greater than 1/2 shall be rounded to the next higher whole number, and (ii) fractions less than 1/2 shall be rounded to the next lower whole number.  The total number of New Equity Interests to be distributed on account of Allowed Claims will be adjusted as necessary to account for the rounding provided for herein.  No consideration will be provided in lieu of fractional shares that are rounded down.  Neither the Reorganized Debtors nor the Disbursing Agent shall have any obligation to make a partial distribution of a New Equity Interest or a distribution of Cash less than $50.00.

7.10      No Distribution in Excess of Amount of Allowed Claim.

Notwithstanding anything to the contrary in this Plan, no holder of an Allowed Claim shall receive, on account of such Allowed Claim, Plan Distributions in excess of the Allowed amount of such Claim.

7.11      Allocation of Distributions between Principal and Interest.

Except as otherwise provided in this Plan, to the extent that any Allowed Claim entitled to a distribution under this Plan is comprised of indebtedness and accrued but unpaid interest thereon, such distribution shall be allocated first to the principal amount (as determined for federal income tax purposes) of the Claim and then to accrued but unpaid interest.

7.12      Exemption from Securities Laws.

The issuance of and the distribution under this Plan of the New Equity Interests in the Designated Debtors shall be exempt from registration under the Securities Act and any other applicable securities laws pursuant to section 1145 of the Bankruptcy Code.  These Securities may be resold without registration under the Securities Act or other federal securities laws pursuant to the exemption provided by section 4(a)(1) of the Securities Act, unless the holder is an “underwriter” with respect to such Securities, as that term is defined in section 1145(b) of the Bankruptcy Code.  In addition, such section 1145 exempt Securities generally may be resold without registration under state securities laws pursuant to various exemptions provided by the respective laws of the several states.

7.13      Setoffs and Recoupments.

Each Reorganized Debtor, or such entity’s designee as instructed by such Reorganized Debtor, may, pursuant to section 553 of the Bankruptcy Code or applicable nonbankruptcy law, offset or recoup against any Allowed Claim and the distributions to be made pursuant to this Plan on account of such Allowed Claim any and all claims, rights, and Causes of Action that a Reorganized Debtor or its successors may hold against the holder of such Allowed Claim after the Effective Date to the extent such setoff or recoupment is either (1) agreed in amount among the relevant Reorganized Debtor(s) and holder of the Allowed Claim or (2) otherwise adjudicated by the Bankruptcy Court or another court of competent jurisdiction;

provided, that neither the failure to effect a setoff or recoupment nor the allowance of any Claim hereunder will constitute a waiver or release by a Reorganized Debtor or its successor of any claims, rights, or Causes of Action that a Reorganized Debtor or it successor or assign may possess against such holder.

7.14      Rights and Powers of Disbursing Agent.

(a)           Powers of Disbursing Agent.  The Disbursing Agent shall be empowered to:  (i) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties under this Plan; (ii) make all applicable distributions or payments provided for under this Plan; (iii) employ professionals to represent it with respect to its responsibilities; and (iv) exercise such other powers (A) as may be vested in the Disbursing Agent by order of the Bankruptcy Court (including any Final Order issued after the Effective Date) or pursuant to this Plan or (B) as deemed by the Disbursing Agent to be necessary and proper to implement the provisions of this Plan.

(b)           Expenses Incurred on or After the Effective Date.  Except as otherwise ordered by the Bankruptcy Court and subject to the written agreement of the Reorganized Debtors, the amount of any reasonable fees and expenses incurred by the Disbursing Agent on or after the Effective Date (including, without limitation, taxes) and any reasonable compensation and expense reimbursement Claims (including, without limitation, for reasonable attorneys’ and other professional fees and expenses) made by the Disbursing Agent shall be paid in Cash by the Reorganized Debtors.

7.15      Withholding and Reporting Requirements.

In connection with this Plan and all instruments issued in connection therewith and distributed thereon, the Reorganized Debtors and any other distributing party shall comply with all applicable withholding and reporting requirements imposed by any federal, state or local taxing authority, and all Plan Distributions under this Plan shall be subject to any such withholding or reporting requirements.  In the case of a non-Cash Plan Distribution that is subject to withholding, the distributing party may request a holder of an Allowed Claim to complete and return a Form W-8 or W-9, as applicable to each such holder.  If such Form is requested and not submitted to the distributing party within ten (10) days of the request, the distributing party may, in its discretion, either (i) withhold an appropriate portion of such distributed property and sell such withheld property to generate Cash necessary to pay over the withholding tax, or (ii) require the intended recipient of such distribution to provide the withholding agent with an amount of Cash sufficient to satisfy such withholding tax as a condition to receiving such distribution.  If such Form is requested and submitted to the distributing party within 10 days of the request, the distributing party may withhold an appropriate portion of such distributed property and sell such withheld property to generate Cash necessary to pay over the withholding tax; provided that, the distributing party shall first notify the intended recipient of such contemplated sale and offer the intended recipient the opportunity to provide sufficient Cash to satisfy such withholding tax in lieu of such sale.  The distributing party shall have the right, but not the obligation, not to make a Plan Distribution until its withholding obligation is satisfied pursuant to the preceding sentences.  If an intended recipient of a non-Cash Plan Distribution is required to provide or has agreed to provide the withholding agent with the Cash necessary to satisfy the withholding tax pursuant to this section and such person fails to comply before the date that is one year after the request is made, the amount of such Plan Distribution shall irrevocably revert to the applicable Reorganized Debtor and any Claim in respect of such Plan Distribution shall be discharged and forever barred from assertion against such Reorganized Debtor or its respective property.  Any amounts withheld pursuant hereto shall be deemed to have been distributed to and received by the applicable recipient for all purposes of this Plan.  The distributing party may require a holder of an Allowed Claim to complete and return a Form W-8 or W-9, as applicable to each such holder.

Notwithstanding the above, each holder of an Allowed Claim or Existing Equity Interest that is to receive a Plan Distribution under this Plan shall have the sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed on such holder by any governmental unit, including income, withholding, and other tax obligations, on account of such Plan Distribution.

ARTICLE VIII.                                                       PROCEDURES FOR RESOLVING CLAIMS.

8.1        Disputed Claims Process.

The Debtors, the Reorganized Debtors, or as described in Section 6.5 of the Plan, the Litigation Trust Trustee, shall be entitled to file objections to all Claims that are otherwise not Allowed Claims under the Plan or otherwise.  Any objections to Claims shall be served and filed on or before the later of (i) one hundred eighty (180) days after the Effective Date or (ii) such later date as may be fixed by the Bankruptcy Court.

8.2        Estimation of Claims.

The Debtors or the Reorganized Debtors may at any time request that the Bankruptcy Court estimate any Contingent Claim or Disputed Claim pursuant to section 502(c) of the Bankruptcy Code, regardless of whether an objection was previously filed with the Bankruptcy Court with respect to such Claim, or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including, without limitation, during the pendency of any appeal relating to such objection.  In the event that the Bankruptcy Court estimates any Contingent Claim or Disputed Claim, the amount so estimated shall constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court.  If the estimated amount constitutes a maximum limitation on the amount of such Claim, the Reorganized Debtors may pursue supplementary proceedings to object to the allowance of such Claim.  The aforementioned objection, estimation, and resolution procedures are intended to be cumulative and rather than procedures that are exclusive of the others.

8.3        Claim Resolution Procedures Cumulative.

All of the objection, estimation, and resolution procedures in this Plan are intended to be cumulative and not exclusive of one another.  Claims may be estimated and subsequently settled, compromised, withdrawn, or resolved in accordance with this Plan by any mechanism approved by the Bankruptcy Court.

8.4        No Distributions Pending Allowance.

If an objection, motion to estimate, or other challenge to a Claim is filed, no payment or distribution provided under this Plan shall be made on account of such Claim unless and until (and only to the extent that) such Claim becomes an Allowed Claim.

8.5        Distributions after Allowance.

To the extent that a Disputed Claim ultimately becomes an Allowed Claim, distributions (if any) shall be made to the holder of such Allowed Claim in accordance with the provisions of this Plan.  As soon as practicable after the date on which the order or judgment of the Bankruptcy Court allowing any Disputed Claim becomes a Final Order, the Disbursing Agent shall provide to the holder of such Claim the distribution (if any) to which such holder is entitled under this Plan as of the Effective Date, without any interest to be paid on account of such Claim unless required by the Bankruptcy Code.

ARTICLE IX.                                                                EXECUTORY CONTRACTS AND UNEXPIRED LEASES.

9.1        General Treatment.

As of and subject to the occurrence of the Effective Date and the payment of any applicable Cure Amount, all executory contracts and unexpired leases shall be deemed assumed, unless such contract or lease (i) was previously assumed or rejected by the Debtors, pursuant to Final Order of the Bankruptcy Court, (ii) previously expired or terminated pursuant to its own terms or by agreement of the parties thereto, (iii) is the subject of a motion to reject filed by the Debtors or the Reorganized Debtors on or before seventy-five (75) days after the Effective Date, or (iv) is specifically designated as a contract or lease to be rejected on the Schedule of Rejected Contracts.  As set forth in section 5.3 herein, the MPT Leases will be assumed on the Effective Date.  Subject to the occurrence of the Effective Date, entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of the assumptions or rejections provided for in this Plan pursuant to sections 365(a) and 1123 of the Bankruptcy Code.  Each executory contract and unexpired lease assumed pursuant to this Plan shall vest in and be fully enforceable by the applicable Reorganized Debtor in accordance with its terms, except as modified by the provisions of this Plan, any Final Order of the Bankruptcy Court authorizing and providing for its assumption, or applicable law.

9.2        Determination of Cure Disputes and Deemed Consent.

Any monetary amounts by which any executory contract or unexpired lease to be assumed hereunder is in default shall be satisfied, under section 365(b)(1) of the Bankruptcy Code, by the Debtors or Reorganized Debtors, as applicable, upon assumption thereof.  Following the Petition Date, the Debtors or the Reorganized Debtors shall have served a notice on parties to executory contracts and unexpired leases to be assumed reflecting the Debtors’ intention to assume the contract or lease in connection with this Plan and setting forth the proposed Cure Amount (if any).  If a counterparty to any executory contract or unexpired lease that the Debtors or Reorganized Debtors, as applicable intend to assume does not receive such a notice, the proposed Cure Amount for such executory contract or unexpired lease shall be deemed to be zero dollars ($0).

If there is a dispute regarding (a) any Cure Amount, (b) the ability of the Debtors to provide adequate assurance of future performance (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed, or (c) any other matter pertaining to assumption, such dispute shall be heard by the Bankruptcy Court prior to such assumption being effective.  The Debtors reserve the right to reject any executory contract or unexpired lease not later than thirty (30) days after the entry of a Final Order resolving any such dispute.  Any counterparty to an executory contract or unexpired lease that fails to object timely to the notice of the proposed assumption and assignment of such executory contract or unexpired lease or the relevant Cure Amount within fourteen (14) days of the filing thereof, shall be deemed to have assented to such assumption and/or Cure Amount and shall be forever barred, estopped, and enjoined from challenging the validity of such assumption or the amount of such Cure Amount thereafter.

9.3        Rejection Damages Claims.

Any counterparty to a contract or lease that is identified on the Schedule of Rejected Contracts or is otherwise rejected by the Debtors must file and serve a proof of Claim on the applicable Debtor that is party to the contract or lease to be rejected no later than thirty (30) days after the later of (i) the Confirmation Date or (ii) the effective date of rejection of such executory contract or unexpired lease.

9.4        Insurance Policies.

All insurance policies to which any Debtor is a party as of the Effective Date shall be deemed to be and treated as executory contracts and shall be assumed by the applicable Debtors or Reorganized Debtors and shall continue in full force and effect thereafter in accordance with their respective terms.  All other insurance policies shall vest in the Reorganized Debtors.

9.5        Reservation of Rights.

(a)           Neither the exclusion nor the inclusion by the Debtors of any contract or lease on any exhibit, schedule, or other annex to this Plan or in the Plan Supplement, nor anything contained in this Plan, will constitute an admission by the Debtors that any such contract or lease is or is not an executory contract or unexpired lease or that the Debtors or the Reorganized Debtors or their respective affiliates has any liability thereunder.

(b)           Except as explicitly provided in this Plan, nothing herein shall waive, excuse, limit, diminish, or otherwise alter any of the defenses, claims, Causes of Action, or other rights of the Debtors or the Reorganized Debtors under any executory or non-executory contract or unexpired or expired lease.

(c)           Nothing in this Plan will increase, augment, or add to any of the duties, obligations, responsibilities, or liabilities of the Debtors or the Reorganized Debtors, as applicable, under any executory or non-executory contract or unexpired or expired lease.

(d)           If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of its assumption under this Plan, the Debtors or Reorganized

Debtors, as applicable, shall have thirty (30) days following entry of a Final Order resolving such dispute to alter their treatment of such contract or lease.

ARTICLE X.                                                                     CONDITIONS PRECEDENT TO THE OCCURRENCE OF THE EFFECTIVE DATE.

10.1      Conditions Precedent to the Effective Date.

The Effective Date shall not occur unless all of the following conditions precedent have been satisfied:

(a)           the Plan Supplement, including the Plan Documents, has been filed;

(b)           the Plan Documents contain terms and conditions consistent in all material respects with this Plan;

(c)           the Bankruptcy Court has entered the Confirmation Order in form and substance satisfactory to the Debtors and such Confirmation Order has become a Final Order and has not been stayed, modified, or vacated on appeal; and

(d)           all governmental and third-party approvals and consents, including Bankruptcy Court approval, necessary in connection with the transactions provided for in this Plan have been obtained, are not subject to unfulfilled conditions, and are in full force and effect, and all applicable waiting periods have expired without any action having been taken by any competent authority that would restrain, prevent, or otherwise impose materially adverse conditions on such transactions.

10.2      Waiver of Conditions Precedent.

(a)           Each of the conditions precedent to the occurrence of the Effective Date may be waived in writing by the Debtors.  If any such condition precedent is waived pursuant to this section and the Effective Date occurs, each party agreeing to waive such condition precedent shall be estopped from withdrawing such waiver after the Effective Date or otherwise challenging the occurrence of the Effective Date on the basis that such condition was not satisfied, the waiver of such condition precedent shall benefit from the “equitable mootness” doctrine, and the occurrence of the Effective Date shall foreclose any ability to challenge this Plan in any court.  If this Plan is confirmed for fewer than all of the Debtors as provided for in section 5.13 of this Plan, only the conditions applicable to the Debtor or Debtors for which this Plan is confirmed must be satisfied or waived for the Effective Date to occur.

(b)           The stay of the Confirmation Order pursuant to Bankruptcy Rule 3020(e) shall be deemed waived by and upon the entry of the Confirmation Order, and the Confirmation Order shall take effect immediately upon its entry.

10.3      Effect of Failure of a Condition.

If the conditions listed in section 10.1 are not satisfied or waived in accordance with section 10.2 on or before the first Business Day that is more than sixty (60) days after the date on which the Confirmation Order as set forth by the Debtors in a notice filed with the Bankruptcy Court prior to the expiration of such period, this Plan shall be null and void in all respects and nothing contained in this Plan or the Disclosure Statement shall (a) constitute a waiver or release of any Claims by or against or any Interests in the Debtors, (b) prejudice in any manner the rights of any Person, or (c) constitute an admission, acknowledgement, offer, or undertaking by the Debtors or any other Person.

ARTICLE XI.                                                                EFFECT OF CONFIRMATION.

11.1      Binding Effect.

Except as otherwise provided in section 1141(d)(3) of the Bankruptcy Code, and subject to the occurrence of the Effective Date, on and after the entry of the Confirmation Order, the provisions of this Plan shall bind every holder of a Claim against or Interest in any Debtor and inure to the benefit of and be binding on such holder’s respective successors and assigns, regardless of whether the Claim or Interest of such holder is Impaired under this Plan and whether such holder has accepted this Plan.

11.2      Vesting of Assets.

Except as otherwise provided in this Plan, or any Plan Document, on and after the Effective Date, all Assets of the Estates, including all claims, rights, and Causes of Action and any property acquired by the Debtors under or in connection with this Plan, shall vest in each respective Reorganized Debtor free and clear of all Claims, Liens, charges, other encumbrances, and Interests.  Subject to the terms of this Plan, on and after the Effective Date, the Reorganized Debtors may operate their businesses and may use, acquire, and dispose of property without supervision of or approval by the Bankruptcy Court and free and clear of any restrictions of the Bankruptcy Code or the Bankruptcy Rules other than restrictions expressly imposed by this Plan or the Confirmation Order.  The Reorganized Debtors may prosecute, compromise, or settle any Claims (including any Administrative Expense Claims) and Causes of Action they retain only under supervision and with approval the Bankruptcy Court in accordance with the Bankruptcy Code or the Bankruptcy Rules other than restrictions expressly imposed by this Plan or the Confirmation Order. Without limiting the foregoing, the Reorganized Debtors may pay the charges that they incur on or after the Effective Date for Professional Persons’ fees, disbursements, expenses, or related support services without application to the Bankruptcy Court.

11.3      Discharge of Claims against and Interests in the Debtors.

Upon the Effective Date and in consideration of the distributions to be made under this Plan, except as otherwise provided in this Plan or in the Confirmation Order, each holder (as well as any trustee or agent on behalf of such holder) of a Claim or Interest, where such Claim or Interest has been fully paid or otherwise satisfied in accordance with this Plan, and any affiliate of such holder shall be deemed to have forever waived, released, and discharged the

Debtors, to the fullest extent permitted by section 1141 of the Bankruptcy Code, of and from any and all Claims, Interests, rights, and liabilities that arose prior to the Effective Date.  Except as otherwise provided in this Plan, upon the Effective Date, all such holders of Claims and Interests and their affiliates shall be forever precluded and enjoined, pursuant to sections 105, 524, and 1141 of the Bankruptcy Code, from prosecuting or asserting any such discharged Claim against or terminated Interest in any Debtor or any Reorganized Debtor.

11.4      Pre-Confirmation Injunctions and Stays.

Unless otherwise provided in this Plan, all injunctions and stays arising under or entered during the Chapter 11 Cases, whether under sections 105 or 362 of the Bankruptcy Code or otherwise, and in existence on the date of entry of the Confirmation Order, shall remain in full force and effect until the later of the Effective Date and the date indicated in the order providing for such injunction or stay.

11.5      Injunction against Interference with Plan.

Upon the entry of the Confirmation Order, all holders of Claims and Interests and all other parties in interest, along with their respective present and former affiliates, employees, agents, officers, directors, and principals, shall be enjoined from taking any action to interfere with the implementation or the occurrence of the Effective Date.

11.6      Plan Injunction.

(a)           Except as otherwise provided in this Plan, in the Plan Documents, or in the Confirmation Order, as of the entry of the Confirmation Order but subject to the occurrence of the Effective Date, all Persons who have held, hold, or may hold Claims or Interests are, with respect to any such Claim or Interest, permanently enjoined after the entry of the Confirmation Order from:  (i) commencing, conducting, or continuing in any manner, directly or indirectly, any suit, action, or other proceeding of any kind (including, without limitation, any proceeding in a judicial, arbitral, administrative, or other forum) against or affecting, directly or indirectly, a Debtor, a Reorganized Debtor, or an Estate or the property of any of the foregoing, or any direct or indirect transferee of any property of, or direct or indirect successor in interest to, any of the foregoing Persons mentioned in this subsection (i) or any property of any such transferee or successor; (ii) enforcing, levying, attaching (including, without limitation, any prejudgment attachment), collecting, or otherwise recovering in any manner or by any means, whether directly or indirectly, any judgment, award, decree, or order against a Debtor, a Reorganized Debtor, or an Estate or its property, or any direct or indirect transferee of any property of, or direct or indirect successor in interest to, any of the foregoing Persons mentioned in this subsection (ii) or any property of any such transferee or successor; (iii) creating, perfecting, or otherwise enforcing in any manner, directly or indirectly, any encumbrance of any kind against a Debtor, a Reorganized Debtor, or an Estate or any of its property, or any direct or indirect transferee of any property of, or successor in interest to, any of the foregoing Persons mentioned in this subsection (iii) or any property of any such transferee or successor; (iv) acting or proceeding in any manner, in any place whatsoever, that does not conform to or comply with the provisions of this Plan, and the Plan Documents, to the full extent permitted by applicable law; and (v) commencing or continuing, in any manner or in any place, any action that does not comply with or is inconsistent with the provisions of this Plan and the Plan Documents; provided, that nothing contained herein shall preclude such Persons who have held, hold, or may hold Claims against, or Interests in, a Debtor, a Reorganized Debtor, or an Estate from exercising their rights and remedies, or obtaining benefits, pursuant to and consistent with the terms of this Plan and the Plan Documents.

(b)           By accepting distributions pursuant to this Plan, each holder of an Allowed Claim or Interest will be deemed to have affirmatively and specifically consented to be bound by this Plan, including, without limitation, the injunctions set forth in this section.

11.7      Releases.

(a)           Releases by the Debtors.  As of the Effective Date, except for the rights and remedies that remain in effect from and after the Effective Date to enforce this Plan and the Plan Documents, for good and valuable consideration, the adequacy of which is hereby confirmed, including, without limitation, the service of the Released Parties to facilitate the reorganization of the Debtors and the implementation of the Restructuring, and except as otherwise provided in this Plan, the Plan Documents, or in the Confirmation Order, the Released Parties are deemed forever released and discharged by the Debtors, the Reorganized Debtors, and the Estates, in each case on behalf of themselves and their respective successors, assigns, and representatives and any and all other entities that may purport to assert any Cause of Action derivatively, by or through the foregoing entities, from any and all claims, interests, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action, losses, remedies, or liabilities whatsoever, including any derivative claims, asserted or assertable on behalf of the Debtors, the Reorganized Debtors, or their Estates, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity, or otherwise, that the Debtors, the Reorganized Debtors, or their Estates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim or Interest or other entity, based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Chapter 11 Cases, the purchase, sale, or rescission of the purchase or sale of any Security of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in this Plan, the business or contractual arrangements between any Debtor and any Released Party, the Restructuring, the restructuring of any Claim or Interest before or during the Chapter 11 Cases, the Restructuring Transactions, the negotiation, formulation, or preparation of the Disclosure and this Plan and related agreements, instruments, and other documents (including the Plan Documents), the solicitation of votes with respect to this Plan, or any other act or omission, transaction, agreement, event, or other occurrence, other than Claims or Causes of Action arising out of or related to any act or omission of a Released Party that is a criminal act or constitutes intentional fraud, gross negligence, or willful misconduct.

(b)           Releases by Holders of Claims and Interests.  As of the Effective Date, except for the rights and remedies that remain in effect from and after the Effective Date to enforce this Plan and the Plan Documents, for good and valuable consideration, the adequacy of which is hereby confirmed, including, without limitation, the service of the Released Parties to facilitate the reorganization of the Debtors and the implementation of the Restructuring, and except as otherwise provided in this Plan, the Plan Documents, or in the

Confirmation Order, the Released Parties are deemed forever released and discharged by the (i) the holders of all Claims and Interests who vote to accept this Plan, (ii) holders of Claims or Interests that are Unimpaired under this Plan, where the applicable Claims or Interests have been fully paid or otherwise satisfied in accordance with this Plan, (iii) holders of Claims or Interests whose vote to accept or reject this Plan was solicited but who did not vote either to accept or to reject this Plan, and (iv) holders of Claims or Interests who cast a ballot to reject this Plan but did not opt out of granting the releases set forth herein, from any and all claims, interests, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action, losses, remedies, and liabilities whatsoever, including any derivative claims, asserted or assertable on behalf of the Debtors, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity, or otherwise, that such holders or their affiliates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim or Interest or other entity, based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Chapter 11 Cases, the purchase, sale, or rescission of the purchase or sale of any Security of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in this Plan, the business or contractual arrangements between any Debtor and any Released Party, the Restructuring, the restructuring of any Claim or Interest before or during the Chapter 11 Cases, the Restructuring Transactions, the negotiation, formulation, or preparation of the Disclosure Statement, this Plan and related agreements, instruments, and other documents (including the Plan Documents), the solicitation of votes with respect to this Plan, or any other act or omission, other than Claims or Causes of Action arising out of or related to any act or omission of a Released Party that is a criminal act or constitutes intentional fraud, gross negligence, or willful misconduct.

11.8      Exculpation.

To the extent permitted by applicable law, no Exculpated Party shall have or incur, and each Exculpated Party is hereby released and exculpated from, any Claim, Interest, obligation, suit, judgment, damage, demand, debt, right, Cause of Action, loss, remedy, or liability for any claim in connection with or arising out of the administration of the Chapter 11 Cases; the negotiation and pursuit of the, the DIP Facility Loan Agreement, the Disclosure Statement, the Restructuring Transactions, and this Plan (including the Plan Documents), or the solicitation of votes for, or confirmation of, this Plan; the funding of this Plan; the occurrence of the Effective Date; the administration of this Plan or the property to be distributed under this Plan; the issuance of Securities under or in connection with this Plan; or the transactions in furtherance of any of the foregoing; except for intentional fraud, gross negligence, or willful misconduct, but in all respects such entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to this Plan.  The Exculpated Parties and each of their respective affiliates, agents, directors, officers, employees, advisors, and attorneys have acted in compliance with the applicable provisions of the Bankruptcy Code with regard to the solicitation and distribution of Securities pursuant to this Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of this Plan or such distributions made pursuant to this Plan, including the issuance of Securities thereunder.  This exculpation shall be in addition to, and not in limitation of, all other releases, indemnities, exculpations, and any other applicable law or rules protecting such Exculpated Parties from liability.

11.9      Injunction Related to Releases and Exculpation.

The Confirmation Order shall permanently enjoin the commencement or prosecution by any Person or entity, whether directly, derivatively, or otherwise, of any Claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action, losses, or liabilities released pursuant to this Plan, including, without limitation, the claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action, and liabilities released or exculpated in this Plan.

11.10    Subordinated Claims.

The allowance, classification, and treatment of all Allowed Claims and Interests and the respective distributions and treatments thereof under this Plan take into account and conform to the relative priority and rights of the Claims and Interest in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, sections 510(a), 510(b), or 510(c) of the Bankruptcy Code, or otherwise.  Pursuant to section 510 of the Bankruptcy Code, the Debtors reserve the right to reclassify any Allowed Claim or Interest in accordance with any contractual, legal, or equitable subordination relating thereto.

11.11    Retention of Causes of Action and Reservation of Rights.

Except as otherwise provided herein, including, without limitation, sections 11.5, 11.6, 11.7, 11.8 and 11.9 nothing contained in this Plan or the Confirmation Order shall be deemed to be a waiver or relinquishment of any rights, claims, Causes of Action, rights of setoff or recoupment, or other legal or equitable defenses that the Debtors had immediately prior to the Effective Date on behalf of the Estates or of themselves in accordance with any provision of the Bankruptcy Code or any applicable nonbankruptcy law, including, but not limited to, rights, claims, Causes of Action, rights of setoff, offset, recoupment or other legal or equitable defenses against any holder of Existing Equity Interests that arise on account of such holders’ objection to, or support of, and objection to this Plan.  The Reorganized Debtors shall have, retain, reserve, and be entitled to assert all such claims, Causes of Action, rights of setoff or recoupment, and other legal or equitable defenses as fully as if the Chapter 11 Cases had not been commenced, and all of the Debtors’ legal and equitable rights in respect of any Unimpaired Claim may be asserted after the Confirmation Date and Effective Date to the same extent as if the Chapter 11 Cases had not been commenced.

11.12    Ipso Facto and Similar Provisions Ineffective.

Any term of any prepetition policy, prepetition contract, or other prepetition obligation applicable to a Debtor shall be void and of no further force or effect with respect to any Debtor to the extent that such policy, contract, or other obligation is conditioned on, creates an obligation of the Debtor as a result of, or gives rise to a right of any Person based on any of the following:  (i) the insolvency or financial condition of a Debtor; (ii) the commencement of the Chapter 11 Cases; (iii) the confirmation or consummation of this Plan, including any change of control that will occur as a result of such consummation; or (iv) the Restructuring.

11.13    Claims Against Directors and Officers.

After the Effective Date, the Reorganized Debtors shall not terminate or otherwise reduce the coverage under any directors’ and officers’ insurance policies (including any “tail policy”) in effect as of the Petition Date, and all members, managers, directors and officers of the Debtors who served in such capacity at any time prior to the Effective Date will be entitled to the full benefits of any such policy for the full term of such policy regardless of whether such members, managers, directors, and/or officers remain in such positions after the Effective Date.  Notwithstanding any provision herein to the contrary, no claim that would be covered by any such directors’ and officers’ insurance policies is being released by this Plan, any Plan Supplement, the Confirmation Order, or otherwise.

ARTICLE XII.                                                           RETENTION OF JURISDICTION.

12.1      Retention of Jurisdiction.

Pursuant to sections 105(c) and 1142 of the Bankruptcy Code and notwithstanding entry of the Confirmation Order and the occurrence of the Effective Date, on and after the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction, pursuant to 28 U.S.C. §§ 1334 and 157, over all matters arising in or related to the Chapter 11 Cases for, among other things, the following purposes:

(a)           to hear and determine applications for the assumption or rejection of executory contracts or unexpired leases and any disputes over Cure Amounts resulting therefrom;

(b)           to determine any motion, adversary proceeding, application, contested matter, and other litigated matter pending on or commenced after the entry of the Confirmation Order;

(c)           to hear and resolve any disputes arising from or related to (i) any orders of the Bankruptcy Court granting relief under Bankruptcy Rule 2004 or (ii) any protective orders entered by the Bankruptcy Court in connection with the foregoing;

(d)           to ensure that distributions to holders of Allowed Claims are accomplished as provided in this Plan and the Confirmation Order;

(e)           to consider Claims or the allowance, classification, priority, compromise, estimation, or payment of any Claim, including any Administrative Expense Claim;

(f)            to enter, implement, or enforce such orders as may be appropriate in the event that the Confirmation Order is for any reason stayed, reversed, revoked, modified, or vacated;

(g)           to issue and enforce injunctions, enter and implement other orders, and take such other actions as may be necessary or appropriate to restrain interference by any Person or other entity with the consummation, implementation, or enforcement of this Plan, the Confirmation Order, or any other order of the Bankruptcy Court;

(h)           to hear and determine any application to modify this Plan in accordance with section 1127 of the Bankruptcy Code to remedy any defect or omission or reconcile any inconsistency in this Plan, the Disclosure Statement, or any order of the Bankruptcy Court, including the Confirmation Order, in such a manner as may be necessary to carry out the purposes and effects thereof;

(i)            to hear and determine all Fee Claims;

(j)            to resolve disputes concerning any reserves with respect to Disputed Claims or the administration thereof;

(k)           to hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of this Plan, the Confirmation Order, any transactions or payments in furtherance of either, or any agreement, instrument, or other document governing or related to any of the foregoing;

(l)            to take any action and issue such orders, including any such action or orders as may be necessary after entry of the Confirmation Order or the occurrence of the Effective Date, as may be necessary to construe, enforce, implement, execute, and consummate this Plan, including any release, exculpation, or injunction provisions set forth in this Plan, or to maintain the integrity of this Plan following the occurrence of the Effective Date;

(m)          to determine such other matters and for such other purposes as may be provided in the Confirmation Order;

(n)           to hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

(o)           to hear and determine any other matters related to the Chapter 11 Cases and not inconsistent with the Bankruptcy Code or title 28 of the United States Code;

(p)           to resolve any disputes concerning whether a Person or entity had sufficient notice of the Chapter 11 Cases, the Disclosure Statement, any solicitation conducted in connection with the Chapter 11 Cases, any bar date established in the Chapter 11 Cases, or any deadline for responding or objecting to a Cure Amount, in each case, for the purpose for determining whether a Claim or Interest is discharged hereunder or for any other purpose;

(q)           to recover all Assets of the Debtors and property of the Estates, wherever located; and

(r)            to enter a final decree closing each of the Chapter 11 Cases.

ARTICLE XIII.                                                      MISCELLANEOUS PROVISIONS.

13.1      Exemption from Certain Transfer Taxes.

Pursuant to section 1146 of the Bankruptcy Code, (a) the issuance, transfer or exchange of any securities, instruments or documents, (b) the creation of any Lien, mortgage, deed of trust or other security interest, (c) all sale transactions consummated by the Debtors and approved by the Bankruptcy Court on and after the Confirmation Date through and including the Effective Date, including any transfers effectuated under this Plan, (d) any assumption, assignment, or sale by the Debtors of their interests in unexpired leases of nonresidential real property or executory contracts pursuant to section 365(a) of the Bankruptcy Code, and (e) the issuance, renewal, modification or securing of indebtedness by such means, and the making, delivery or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including, without limitation, the Confirmation Order, shall not be subject to any document recording tax, stamp tax, conveyance fee or other similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, sales tax, use tax or other similar tax or governmental assessment.  Consistent with the foregoing, each recorder of deeds or similar official for any county, city or Governmental Unit in which any instrument hereunder is to be recorded shall, pursuant to the Confirmation Order, be ordered and directed to accept such instrument without requiring the payment of any filing fees, documentary stamp tax, deed stamps, stamp tax, transfer tax, intangible tax or similar tax.

13.2      Dates of Actions to Implement This Plan.

In the event that any payment or act under this Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on or as soon as reasonably practicable after the next succeeding Business Day but shall be deemed to have been completed as of the required date.

13.3      Amendments.

(a)           Plan Modifications.  This Plan may be amended, modified, or supplemented by the Debtors, in the manner provided for by section 1127 of the Bankruptcy Code or as otherwise permitted by law, without additional disclosure pursuant to section 1125 of the Bankruptcy Code, except as otherwise ordered by the Bankruptcy Court.  In addition, after the Confirmation Date, so long as such action does not materially and adversely affect the treatment of holders of Allowed Claims pursuant to this Plan, the Debtors may remedy any defect or omission or reconcile any inconsistencies in this Plan or the Confirmation Order with respect to such matters as may be necessary to carry out the purposes of effects of this Plan, and any holder of a Claim or Interest that has accepted this Plan shall be deemed to have accepted this Plan as amended, modified, or supplemented.

(b)           Certain Technical Amendments.  Prior to the Effective Date, the Debtors may make appropriate technical adjustments and modifications to this Plan without further order or approval of the Bankruptcy Court; provided, that such technical adjustments and modifications do not adversely affect in a material way the treatment of holders of Claims or Interests under this Plan.

13.4      Revocation or Withdrawal of Plan.

The Debtors reserve the right to revoke or withdraw this Plan prior to the Effective Date as to any or all of the Debtors.  If, with respect to a Debtor, this Plan has been revoked or withdrawn prior to the Effective Date, or if confirmation or the occurrence of the Effective Date as to such Debtor does not occur on the Effective Date, then, with respect to such Debtor:  (a) this Plan shall be null and void in all respects; (b) any settlement or compromise embodied in this Plan (including the fixing or limiting to an amount any Claim or Interest or Class of Claims or Interests), assumption or rejection of executory contracts or unexpired leases affected by this Plan, and any document or agreement executed pursuant to this Plan shall be deemed null and void; and (c) nothing contained in this Plan shall (i) constitute a waiver or release of any Claim by or against, or any Interest in, such Debtor or any other Person; (ii) prejudice in any manner the rights of such Debtor or any other Person; or (iii) constitute an admission of any sort by any Debtor or any other Person.

13.5      Severability.

Subject to section 5.13 of this Plan, if, prior to the entry of the Confirmation Order, any term or provision of this Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court, at the request of the Debtors, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted.  Notwithstanding any such holding, alteration, or interpretation by the Bankruptcy Court, the remainder of the terms and provisions of this Plan shall remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation.  The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of this Plan, as it may have been altered or interpreted in accordance with this section, is valid and enforceable pursuant to its terms.

13.6      Governing Law.

Except to the extent that the Bankruptcy Code or other federal law is applicable or to the extent that a Plan Document provides otherwise, the rights, duties, and obligations arising under this Plan and the Plan Documents shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Texas, without giving effect to the principles of conflicts of laws thereof.

13.7      Immediate Binding Effect.

Notwithstanding Bankruptcy Rules 3020(e), 6004(h), 7062, or otherwise, upon the occurrence of the Effective Date, the terms of this Plan and the Plan Documents shall be immediately effective and enforceable and deemed binding upon and inure to the benefit of the Debtors, the Reorganized Debtors, the holders of Claims and Interests, the Released Parties, and each of their respective successors and assigns.

13.8      Successors and Assigns.

The rights, benefits, and obligations of any Person named or referred to in this Plan shall be binding on and shall inure to the benefit of any heir, executor, administrator, successor, or permitted assign, if any, of each such entity.

13.9      Entire Agreement.

On the Effective Date, this Plan, the Plan Supplement, and the Confirmation Order shall supersede all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into this Plan.

13.10    Computing Time.

In computing any period of time prescribed or allowed by this Plan, unless otherwise set forth in this Plan or determined by the Bankruptcy Court, the provisions of Bankruptcy Rule 9006 shall apply.

13.11    Exhibits to Plan.

All exhibits, schedules, supplements, and appendices to this Plan (including the Plan Supplement) are incorporated into and are a part of this Plan as if set forth in full herein.

13.12    Notices.

All notices, requests, and demands to or upon the Debtors or Reorganized Debtors, as applicable, shall be in writing (including by facsimile transmission) and, unless otherwise provided herein, shall be deemed to have been duly given or made only when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

ADEPTUS HEALTH, LLC

2941 Lake Vista Drive

Lewisville, Texas 75067

Attn:  Timothy Mueller, General Counsel

— and —

NORTON ROSE FULBRIGHT US LLP

2200 Ross Avenue, Suite 3600

Dallas, Texas 75201-7932

Telephone: (214) 855-8000

Facsimile:  (214) 855-8200

Attn:  Louis R. Strubeck, Jr.

John N. Schwartz

Liz Boydston

— and —

DLA PIPER LLP (US)
1251 Avenue of the Americas
New York, New York  10020-1104
Telephone:  (212) 335-4500
Facsimile:  (212) 884-8690

Attn:  Thomas R. Califano

After the occurrence of the Effective Date, the Reorganized Debtors have authority to send a notice to entities that to continue to receive documents pursuant to Bankruptcy Rule 2002, such entities must file a renewed request to receive documents pursuant to Bankruptcy Rule 2002; provided, that the U.S. Trustee need not file such a renewed request and shall continue to receive documents without any further action being necessary.  After the occurrence of the Effective Date, the Reorganized Debtors are authorized to limit the list of entities receiving documents pursuant to Bankruptcy Rule 2002 to the U.S. Trustee and those entities that have filed such renewed requests.

13.13    Reservation of Rights.

Except as otherwise provided herein, this Plan shall be of no force or effect unless the Bankruptcy Court enters the Confirmation Order.  None of the filing of this Plan, any statement or provision of this Plan, or the taking of any action by the Debtors with respect to this Plan shall be or shall be deemed to be an admission or waiver of any rights of the Debtors with respect to any Claims or Interests prior to the Effective Date.

Dated: April 19, 2017	By:	/s/ Andrew Hinkelman
		Name:	Andrew Hinkelman
		Title:	Chief Restructuring Officer

ADEPTUS HEALTH COLORADO HOLDINGS LLC
ADEPTUS HEALTH INC.
ADEPTUS HEALTH LLC
ADEPTUS HEALTH MANAGEMENT LLC
ADEPTUS HEALTH PHOENIX HOLDINGS LLC
ADEPTUS HEALTH VENTURES LLC
ADPT COLUMBUS HOLDINGS LLC
ADPT DFW HOLDINGS LLC
ADPT HOUSTON HOLDINGS LLC
ADPT NEW ORLEANS HOLDINGS LLC
ADPT NEW ORLEANS MANAGEMENT LLC
ADPT-AZ MPT HOLDINGS LLC
ADPT-AZ RE HOLDINGS LLC
ADPT-CO MPT HOLDINGS LLC
ADPT-CO RE HOLDINGS LLC
ADPT-COLUMBUS MPT HOLDINGS LLC
ADPT-COLUMBUS RE HOLDINGS LLC
ADPT-DFW MPT HOLDINGS LLC
ADPT-DFW RE HOLDINGS LLC

ADPT-HOUSTON MPT HOLDINGS LLC
ADPT-HOUSTON RE HOLDINGS LLC
ADPT-LA MPT HOLDINGS LLC
ADPT-LA RE HOLDINGS LLC
AJNH MEDICAL CENTER LLC
ALAMO HEIGHTS SA MEDICAL CENTER LLC
ALGIERS MEDICAL CENTER LLC
ALVIN MEDICAL CENTER LLC
ANTHEM MEDICAL CENTER LLC
ANTOINE MEDICAL CENTER LLC
ARIZONA GENERAL ER LLC
ATASCOCITA 1960 MEDICAL CENTER LLC
AUSTIN BRODIE MEDICAL CENTER LLC
BAYTOWN MEDICAL CENTER LLC
BELLA TERRA MEDICAL CENTER LLC
BENDER’S LANDING MEDICAL CENTER LLC
BLACKLICK WOODS MEDICAL CENTER LLC
BRIAR FOREST-ELDRIDGE MEDICAL CENTER LLC
BROAD WAGONER MEDICAL CENTER LLC
BRUSHY CREEK MEDICAL CENTER LLC
CAMELBACK 83RD MEDICAL CENTER LLC
CEDAR PARK LAKELINE MEDICAL CENTER LLC
CENTENNIAL MEDICAL CENTER LLC
CENTER STREET DP MEDICAL CENTER LLC
CHANDLER GERMANN MEDICAL CENTER LLC
CHANDLER HEIGHTS MEDICAL CENTER LLC
CINCO RANCH MEDICAL CENTER LLC
COLONIAL LAKES MEDICAL CENTER LLC
COLORADO GENERAL HOSPITAL LLC
CONROE MEDICAL CENTER LLC
CONVERSE MEDICAL CENTER LLC
COPPERWOOD MEDICAL CENTER LLC
CREEKSIDE FOREST MEDICAL CENTER LLC
CULEBRA-TEZEL MEDICAL CENTER LLC
DE ZAVALA MEDICAL CENTER LLC
DUBLIN MEDICAL CENTER LLC
EAGLES NEST MEDICAL CENTER LLC
EAST MESA MEDICAL CENTER LLC
EAST PFLUGERVILLE MEDICAL CENTER LLC
EAST RIVERSIDE MEDICAL CENTER LLC
ECC MANAGEMENT, LLC
FCER MANAGEMENT, LLC
FIRST CHOICE ER, LLC
FIRST TEXAS HOSPITAL CY-FAIR LLC
FOUR POINTS MEDICAL CENTER LLC
FRIENDSWOOD MEDICAL CENTER LLC
FTH HOUSTON PARTNERS LLC
GARLAND CENTERVILLE MEDICAL CENTER LLC
GILBERT MEDICAL CENTER LLC
GLEANNLOCH FARMS MEDICAL CENTER LLC
GLENDALE MEDICAL CENTER LLC

GOODYEAR MEDICAL CENTER LLC
GREENVILLE STACY MEDICAL CENTER LLC
GUADALUPE RIVER MEDICAL CENTER LLC
HAMPDEN TOWER MEDICAL CENTER LLC
HELOTES MEDICAL CENTER LLC
HILLIARD MEDICAL CENTER LLC
HOUSTON 9520 JONES MEDICAL CENTER LLC
HOUSTON FM 1960 MEDICAL CENTER LLC
KATY ER CENTER LLC
KELLER MEDICAL CENTER LLC
KINGWOOD MEDICAL CENTER LLC
KUYKENDAHL MEDICAL CENTER LLC
LA PORTE MEDICAL CENTER LLC
LAKEWOOD FOREST MEDICAL CENTER LLC
LEAGUE CITY MEDICAL CENTER LLC
LEGACY TRAILS MEDICAL CENTER LLC
LEWIS CENTER MEDICAL CENTER LLC
LITCHFIELD PARK MEDICAL CENTER LLC
LOUETTA MEDICAL CENTER LLC
MARRERO MEDICAL CENTER LLC
MEADOWBROOK HEIGHTS MEDICAL CENTER LLC
MEDICAL CENTER OF CROSBY LYNCHBURG LLC
MEDICAL CENTER OF SPRING RAYFORD RICHARDS LLC
MESA TIERRA MEDICAL CENTER LLC
MIDLOTHIAN MEDICAL CENTER LLC
MOUNTAIN PARK RANCH MEDICAL CENTER LLC
NATIONAL MEDICAL PROFESSIONALS OF ARIZONA LLC
NATIONAL MEDICAL PROFESSIONALS OF OHIO LLC
NEW ORLEANS EAST MEDICAL CENTER LLC
NORTHWEST HARRIS COUNTY MEDICAL CENTER LLC
OHIO GENERAL ER LLC
OHIO GENERAL HOSPITAL LLC
OPFREE LICENSING LP
OPFREE RE INVESTMENTS, LTD.
OPFREE, LLC
PEARLAND 518 MEDICAL CENTER LLC
PEARLAND PARKWAY MEDICAL CENTER LLC
PEARLAND SUNRISE MEDICAL CENTER LLC
PFLUGERVILLE MEDICAL CENTER LLC
POTRANCO MEDICAL CENTER LLC
PROVINCES MEDICAL CENTER LLC
QUEEN CREEK MEDICAL CENTER LLC
ROSENBERG MEDICAL CENTER LLC
ROY RICHARD MEDICAL CENTER LLC
SAN ANTONIO NACOGDOCHES MEDICAL CENTER LLC
SAN TAN VALLEY MEDICAL CENTER LLC
SEGUIN FOSTER MEDICAL CENTER LLC
SIENNA PLANTATION MEDICAL CENTER LLC
SOUTH BEND MEDICAL CENTER LLC
SOUTH CARRIER MEDICAL CENTER LLC
SOUTH GREEN OAKS MEDICAL CENTER LLC

SPANISH OAKS MEDICAL CENTER LLC
SPRING 2920 MEDICAL CENTER LLC
SPRING GREEN MEDICAL CENTER LLC
SSH MEDICAL CENTER LLC
STERLING RIDGE MEDICAL CENTER II LLC
STERLING RIDGE MEDICAL CENTER LLC
SUMMERWOOD MEDICAL CENTER LLC
SURPRISE MEDICAL CENTER LLC
SW CHANDLER MEDICAL CENTER LLC
SYCAMORE SCHOOL MEDICAL CENTER LLC
TEMPE MCCLINTOCK BASELINE MEDICAL CENTER LLC
TEMPE RURAL-BASELINE MEDICAL CENTER LLC
TEXAS REGIONAL HOSPITAL LLC
VICTORY LAKES MEDICAL CENTER LLC
WADSWORTH-BELLEVIEW MEDICAL CENTER LLC
WATERSIDE MEDICAL CENTER LLC
WHITE SETTLEMENT MEDICAL CENTER LLC
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